UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒             Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Humacyte, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

Humacyte, Inc.
2525 East North Carolina Highway 54
Durham, NC 27713
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Humacyte, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on June 9, 2022, at 7:30 a.m. EDT virtually at www.virtualshareholdermeeting.com/HUMA2022 for the following purposes:
1.To elect Brady Dougan, Diane Seimetz and Max Wallace to serve as Class I directors until the 2025 annual meeting of stockholders;
2.To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and
3.To transact any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
Only stockholders of record at the close of business on April 18, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for inspection at the Company’s offices in Durham, North Carolina during normal business hours for a period of ten days prior to the Annual Meeting. In addition, the list will be available for inspection by stockholders electronically at www.virtualshareholdermeeting.com/HUMA2022 during the Annual Meeting.
To provide convenient access and promote attendance and participation while ensuring the safety of all participants, we will hold the Annual Meeting virtually. Stockholders may attend the Annual Meeting by logging in at www.virtualshareholdermeeting.com/HUMA2022. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/HUMA2022 and entering the 16 digit control number found on their proxy card. Please see page 2 of the Company’s proxy statement for additional information regarding participation in the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your proxy over the internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form by mail so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting and proxy card.
We are pleased to utilize the Securities and Exchange Commission’s rules that allow us to furnish these proxy materials and our Annual Report on Form 10-K in digital form online. Stockholders of record will be mailed a Notice of Internal Availability of Proxy Materials, which provides instructions on how to access the proxy materials and our Annual Report on Form 10-K and, if they prefer, how to request paper copies of these materials. We believe providing these materials online enables us to reduce the environmental impact of our Annual Meeting and lower our printing and delivery costs while providing stockholders with the information they need quickly and efficiently.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2022:
The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

By Order of the Board of Directors,

Laura E. Niklason President, Chief Executive Officer and Director

Durham, North Carolina April 29, 2022

i

Humacyte, Inc.
2525 East North Carolina Highway 54
Durham, NC 27713
PROXY STATEMENT
General Information
This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Humacyte, Inc., which will be held on June 9, 2022, at 7:30 a.m. EDT in a virtual only format.
To participate in the Annual Meeting you must access the virtual meeting at www.virtualshareholdermeeting.com/HUMA2022 and use the 16-digit control number provided with your proxy materials. Our virtual meeting platform allows all participating stockholders to submit questions during the Annual Meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform increases stockholder participation, while at the same time affording the same rights and opportunities to participate as stockholders would have at a physical annual meeting. A support number will be available 15 minutes prior to the meeting on the virtual meeting landing page if you need assistance.
When this Proxy Statement refers to “Humacyte,” the “Company,” “we,” “us” or “our,” it is referring to Humacyte, Inc.
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) are available to at www.proxyvote.com. On or about April 29, 2022, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and the Annual Report. The Notice also instructs you on how you may submit your proxy. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Corporate History
On August 26, 2021 (the “Closing Date”), Humacyte Global, Inc. (“Legacy Humacyte”) and Alpha Healthcare Acquisition Corp. (“AHAC”) consummated a merger pursuant to that certain Business Combination Agreement, dated as of February 17, 2021 (the “Merger Agreement”), by and among Legacy Humacyte, AHAC and Hunter Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of AHAC. As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy Humacyte, with Legacy Humacyte continuing as the surviving corporation and as a wholly owned subsidiary of AHAC (the “Merger”). On the Closing Date, AHAC changed its name to Humacyte, Inc.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
Why am I receiving this Proxy Statement and a related proxy card?
You have received these proxy materials because you owned shares of Humacyte common stock at the close of business on April 18, 2022, the record date for the Annual Meeting (the “Record Date”), and our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the internet to our stockholders by delivering the Notice in the mail. This method conserves natural resources and reduces our costs, while providing stockholders with a convenient way of accessing the materials and voting. As a result, only stockholders who specifically request a printed copy of the Proxy Statement will receive one. Instead, the Notice instructs stockholders on how to access and review the Proxy Statement and Annual Report over the internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
Why are you holding a virtual Annual Meeting?
To provide convenient access and promote attendance and participation while ensuring the safety of all participants, our 2022 Annual Meeting is being held in a virtual-only format with no physical location. Our goal for the Annual Meeting is to enable stockholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual stockholder meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.
How do I ask questions in the virtual meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/HUMA2022, enter your 16-digit control number and type your question into the “Ask a Question” field and click “Submit.” If you would like to submit a question before the meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question for Management” option. We encourage you to submit any question that is relevant to the business of the meeting. Questions pertinent to meeting matters will be answered during the meeting as time allows. Please refer to our Meeting Rules of Conduct for more information on how to ask questions, which will be available during the Annual Meeting at www.virtualshareholdermeeting.com/HUMA2022.
How may I vote at the Annual Meeting?
You are invited to attend the Annual Meeting virtually to vote on the proposals described in this Proxy Statement. If you wish to vote during the virtual Annual Meeting, you can vote your shares at www.virtualshareholdermeeting.com/HUMA2022.
However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the internet or via telephone. If you received a printed set of materials, you may also vote by mail by completing, signing, dating and returning the proxy card.
When you vote, regardless of the method used, you appoint Laura E. Niklason, our President and Chief Executive Officer, Dale A. Sander, our Chief Financial Officer, Chief Corporate Development Officer and

Treasurer, and Kathleen Sebelius, the Chair of our Board, as your representatives (or proxyholders) for the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if a matter that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 103,004,572 shares of our common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this Proxy Statement.
A list of stockholders entitled to vote will be accessible for 10 days prior to the Annual Meeting at our principal place of business, 2525 East North Carolina Highway 54, Durham, North Carolina 27713, during ordinary business hours. In addition, the list will be available for inspection by stockholders electronically at www.virtualshareholdermeeting.com/HUMA2022 during the Annual Meeting.
What is a stockholder of record and how can I vote if I am a stockholder of record?
If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote over the internet, via telephone or by mail (if you received a proxy card by mail) as described below. Stockholders also may attend the Annual Meeting and vote their shares virtually.
•You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your vote has been properly recorded.
•You may vote by telephone. The toll-free number for telephone voting is 1-800-690-6903. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Voice prompts allow you to vote your shares and confirm that your vote has been properly recorded.
•You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
    The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend virtually. If you wish to vote during the virtual Annual Meeting, you can vote your shares at www.virtualshareholdermeeting.com/HUMA2022. In all cases, your shares will be voted according to your instructions.
What is a beneficial owner of shares and how can I vote if I am a beneficial owner?
If, on the Record Date, your shares of common stock were not held in your name, but rather were held through a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name,” and you will need to submit voting instructions to the institution that holds your shares. If you do not give instructions to your broker, your broker can vote your shares only with respect to “discretionary” items, but not with respect to “non-discretionary” items.
Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name if you have not provided voting instructions. On non-discretionary items for which you do not give your broker instructions, your broker may not vote shares held in street name, which is referred to as a

“broker non-vote.” Please see “—What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?” below for details regarding broker voting for each proposal.
As a beneficial owner, you are invited to attend the Annual Meeting. If you are a beneficial owner and not the stockholder of record, you may not vote your shares during the virtual Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•You may submit a subsequent proxy over the internet, via telephone or by mail (if you received a proxy card by mail) executed on a later date;
•You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 2525 East North Carolina Highway 54, Durham, North Carolina 27713; or
•You may attend the Annual Meeting and vote your shares virtually. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you hold your shares in street name, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.
What is the quorum requirement?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our By Laws (the “Bylaws”), a quorum will be present if a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is represented at such meeting. On the Record Date, there were 103,004,572 shares of common stock outstanding and entitled to vote. Thus, 51,502,287 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.
Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you attend the Annual Meeting and vote virtually. Abstentions and broker discretionary votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting may adjourn the Annual Meeting to another date.
What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?
The following table provides a description of the proposals that will be voted on at the Annual Meeting:

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1: Election of three Class I directors	FOR	Plurality of Votes Cast	No
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm	FOR	Majority of Votes Cast	Yes

Plurality of Votes Cast means that, with respect to Proposal 1, the nominees for director receiving the greatest number of votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the election of a nominee.
Majority of Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes, if any, will not be counted “For” or “Against” Proposal 2 and will have no effect on the outcome of the proposal. We do not expect to receive broker non-votes for Proposal 2, as banks, brokers and other nominees will have discretionary authority to vote shares for which beneficial owners do not provide voting instructions on that proposal.
Votes on each proposal will be tabulated by the inspector of elections appointed for the meeting.
Could other matters be decided at the Annual Meeting?
The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the individuals named as proxies on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a bank, broker or other nominee, the individuals named as proxies on the proxy card will not be able to vote your shares on any other business that comes before the Annual Meeting unless such individuals receive instructions from you with respect to such other business.
What happens if I submit my proxy but do not provide voting instructions?
If you submit a proxy via telephone or the internet or return a signed and dated proxy card without indicating instructions with respect to a specific proposal, your shares will be voted in accordance with the Board’s recommendation for such proposal.
If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on the proxy card) will vote your shares using their best judgment.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. We expect to report final voting results in a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find the Company’s proxy materials on the internet?
This Proxy Statement and the Annual Report are available on our website at www.humacyte.com. You also can obtain copies without charge on the SEC’s website at www.sec.gov and may access these materials at www.proxyvote.com. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.
How do I obtain a separate set of the Company’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice is called “householding” and is designed to conserve natural resources and save printing and postage costs by reducing duplicate mailings. If you would like to have a separate copy of the Notice, the Annual Report or this Proxy Statement mailed to you or receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of proxy materials at the same address may wish to receive only one copy. If you would like to receive only one copy, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials electronically?
Yes. This Proxy Statement and the Annual Report are available on our website at www.humacyte.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the internet. If you opt to receive your proxy materials electronically, you will receive an automatic link to the proxy voting site. In addition, electing to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and reduce the environmental impact of our annual meetings of stockholders.
May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
Yes. The following requirements apply to stockholder proposals, including director nominations, for our 2023 annual meeting of stockholders:
Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials
Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2023 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be eligible for inclusion in the Company’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 28, 2022, which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of our 2023 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2023 annual meeting of stockholders. Such proposals should be sent to: Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary.

Requirements for Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials
Stockholders who wish to present a proposal at our 2023 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must give written notice of such nomination to the Company pursuant to our Bylaws. Such notice must be received by the Company’s Secretary at our principal executive offices no earlier than the opening of business on February 9, 2023, which is the 120th day before the anniversary date of this year’s Annual Meeting and no later than the close of business on March 11, 2023, which is the 90th day before the anniversary date of this year’s Annual Meeting.
However, if we change the date of our 2023 annual meeting of stockholders by more than 30 days before or more than 60 days after the date of this year’s Annual Meeting, notice of such proposal must be delivered no earlier than the close of business on the 120th day before the 2023 annual meeting of stockholders and not later than the later of (a) the close of business on the 90th day before the 2023 annual meeting of stockholders or (b) the close of business on the tenth day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made by the Company.
The stockholder’s written notice must include certain information concerning the stockholder and each proposal, as specified in our Bylaws. However, the foregoing requirements will be deemed satisfied if the stockholder has provided notice to the Company of such proposal in compliance with Rule 14a-8 promulgated under the Exchange Act.
Requirements for Stockholder Nomination of Director Candidates Not Intended for Inclusion in the Company’s Proxy Materials
Stockholders who wish to make a nomination of a director candidate at our 2023 annual meeting of stockholders, but who do not intend for such nomination to be included in the Company’s proxy materials for such meeting, must give written notice of such nomination to the Company pursuant to our Bylaws. Such notice must be received by the Company’s Secretary at our principal executive offices no earlier than the opening of business on February 9, 2023, which is the 120th day before the anniversary date of this year’s Annual Meeting and no later than the close of business on March 11, 2023, which is the 90th day before the anniversary date of this year’s Annual Meeting.
However, if we change the date of our 2023 annual meeting of stockholders by more than 30 days before or more than 60 days after the date of this year’s Annual Meeting, notice of such nomination must be received no earlier than the opening of business on the 120th day before the 2023 annual meeting of stockholders and not later than the later of (a) the close of business on the 90th day before the 2023 annual meeting of stockholders or (b) the close of business on the tenth day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made by the Company. In the case of a special meeting of stockholders called for the purpose of electing directors, such nominations must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.
The stockholder’s written notice must include certain information concerning the stockholder and each director nomination, as specified in our Bylaws.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2023 annual meeting of stockholders. Notice of such nomination should be sent to: Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary.

Copy of Amended and Restated Bylaws
You may request a copy of our Bylaws to be delivered to you at no charge by writing to the Company’s Secretary at Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary. In addition, we have filed a copy of our Bylaws as Exhibit 3.2 to our Annual Report, which may be accessed without charge on the investors section of our website at www.humacyte.com and the SEC’s website at www.sec.gov. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.

PROPOSAL 1:

ELECTION OF DIRECTORS
Under our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Bylaws, the Board is divided into three classes of roughly equal size. The members of each class are elected to serve a three-year term with the term of office of each of the three classes ending in successive years. Pursuant to our Bylaws, the Board has fixed the current number of directors at eleven. Brady Dougan and Max Wallace are the two Class I directors whose terms expire at this Annual Meeting. The Board has nominated Diane Seimetz and Messrs. Dougan and Wallace (collectively, the “nominees” and each, a “nominee”) to serve until the 2025 annual meeting of stockholders or until their successors are elected, or until their earlier death, resignation or removal. Each of the nominees was recommended for election by the Nominating and Governance Committee, and each such recommendation was approved unanimously by the Board.
At the Annual Meeting shares represented by signed proxy cards will be voted on Proposal 1 “For” the election of Dr. Seimetz and Messrs. Dougan and Wallace to the Board, unless otherwise marked on the card. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by the current Board, unless otherwise marked on the card. Dr. Seimetz and Messrs. Dougan and Wallace have each agreed to serve as a director if elected. We have no reason to believe that any of the nominees will be unable to serve if elected.
Certain information about each of the nominees is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the nominees should serve as directors.

Name	Age	Positions and Offices Held with Company	Director Since
Brady W. Dougan	62	Director	2021
Diane Seimetz	51	⸺	⸺
Max Wallace (1)(2)	70	Director	2021
___________________________
(1)Member of the Compensation Committee.
(2)Member of the Nominating and Governance Committee
Brady W. Dougan has served as a member of our Board since the Merger. He previously served as the chair of the Legacy Humacyte board of directors from March 2019 to August 2021 and as a member of its board of directors since 2005. Since July 2015, Mr. Dougan has served as Chairman and Chief Executive Officer of Exos Securities (“Exos”). From May 2007 through June 2015, Mr. Dougan served as Chief Executive Officer and Member of the Executive Board of Credit Suisse Group AG and Credit Suisse AG, steering the bank through the financial crisis of 2008 and various reforms and changes in the banking industry. Prior to that time, Mr. Dougan served in various leadership positions at Credit Suisse. Mr. Dougan currently serves on the Board of Trustees for the University of Chicago. Mr. Dougan holds a B.A. in Economics and an M.B.A. in Finance from the University of Chicago. Mr. Dougan is married to Laura E. Niklason, Humacyte’s President and Chief Executive Officer and a member of our Board.
We believe that Mr. Dougan is qualified to serve as a director based on his significant executive leadership experience and his extensive experience related to financing for public and private companies.
Diane Seimetz has over 22 years of international drug development, partnering and managerial experience in the biopharmaceutical industry. In 2013, she co-founded Biopharma Excellence and served as its Chief Executive Officer from December 2013 until June 2021. Biopharma Excellence was acquired by the PharmaLex Group in September 2020. Since July 2021, Dr. Seimetz has served as Principal Consultant at the PharmaLex Group. Dr.

Seimetz currently serves on the board of directors of Cumulus Oncology, as a member of the decision board of the Helmholtz Validation Fund and as an advisory board member of the Aglaia Oncology Fund. Dr. Seimetz began her professional career in 1999 with the Fresenius Healthcare Group and served as Executive Vice President of its biotech division and Chief Scientific Officer with responsibility for international drug development from 2008 to 2013. Dr. Seimetz received a degree in pharmaceutical science from the University of Saarland, a master’s degree in drug regulatory affairs from the University of Bonn, and a Ph.D. from the University of Heidelberg, for which her research work was conducted at the German Cancer Research Center and Johns Hopkins University.
We believe that Dr. Seimetz is qualified to serve as a director based on her extensive experience in international drug development, partnering and managerial experience in the biopharmaceutical industry.
Max Wallace has served as a member of our Board since the Merger and previously served as a member of the Legacy Humacyte board of directors since June 2005. Mr. Wallace served as Chief Executive Officer of Accelerate Brain Cancer Cure, or ABC², a not-for-profit corporation seeking to drive research and treatments for brain tumors from August 2008 to December 2019. Prior to joining ABC², Mr. Wallace served as the Chief Executive Officer of TheraLogics, Inc. an early-stage biopharmaceutical company, and as President of Trimeris, Inc., a formerly public biopharmaceutical company founded by Mr. Wallace that created and brought to market a new class of drugs for the treatment of HIV, AIDS and other viral diseases and is now a part of Synageva BioPharma Corp. Mr. Wallace also founded and developed several other biopharmaceutical companies, including Cogent Neuroscience, Sphinx Pharmaceuticals Corporation, now a part of Eli Lilly & Company, and SARCO, Inc., now a part of PPD/Pharmaco, and co-founded and served as President of the North Carolina Bioscience Organization, the biotechnology industry’s trade organization in North Carolina. Mr. Wallace holds a B.A. in English and Political Science from Duke University and a J.D. from the University of Florida.
We believe that Mr. Wallace is qualified to serve as a director based on the depth of his experience in the biotechnology industry, including his service in executive roles at multiple emerging biopharmaceutical companies and his oversight of the development and commercialization of innovative technologies.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting. The three nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.
Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that each director should serve as one of our directors. The term of the Class II directors will expire at the 2023 annual meeting of stockholders, and the term of the Class III directors will expire at the 2024 annual meeting of stockholders.

Name	Age	Positions and Offices Held with Company	Director Since
Gordon M. Binder(1)(2)	86	Director	2021
Emery N. Brown(1)	65	Director	2021
Michael T. Constantino(3)(4)	59	Director	2021
Laura E. Niklason	59	Director, President and Chief Executive Officer	2021
Todd M. Pope(2)(4)	56	Director	2021
Kathleen Sebelius(3)	73	Director (Chair)	2021
Rajiv Shukla(2)	47	Director	2021
Susan Windham-Bannister(2)(3)	70	Director	2021

___________________________
(1)Member of the Nominating and Governance Committee.
(2)Member of the Commercial Committee.
(3)Member of the Audit Committee.
(4)Member of the Compensation Committee.
Class II Directors (Terms Expire in 2023)
Gordon M. Binder has served as a member of our Board since the Merger. Mr. Binder served as the Chief Executive Officer of Amgen, Inc. from 1988 through 2000. Mr. Binder joined Amgen in 1982 as Chief Financial Officer, having previously served as the Chief Financial Officer of System Development Corporation, a computer system and software company, and in financial management positions at Litton Industries and Ford Motor Company. After retiring from Amgen, Mr. Binder founded Coastview Capital LLC, a biotech venture capital firm. Mr. Binder currently serves as Chairman of the Board of Directors of NEUVOGEN, Inc., a private immunoncology company. Mr. Binder has also served as the Chairman of BIO, the biotechnology industry trade association, and as Chairman of PHRMA, the pharmaceutical industry trade association. He has served as a member of the board of directors of the Massachusetts Institute of Technology, the California Institute of Technology, the American Enterprise Institute and Pepperdine University. Mr. Binder is a fellow of the American Academy of Arts and Sciences and is the author of Science Lessons: What the Business of Biotech Taught Me About Management. Mr. Binder holds a B.S. in electrical engineering from Purdue University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.
We believe that Mr. Binder is qualified to serve as a director based on the depth of his experience in the life sciences industry, including his service in executive roles at Amgen.
Todd M. Pope has served as a member of our Board since the Merger. Mr, Pope has served as the President and Chief Executive Officer of WellAir Group Ltd., a leading clean air solutions company, since February 2021. Prior to its acquisition by WellAir, Mr. Pope served as the Executive Chairman of UV Innovators, LLC, a developer of medical-grade handheld UVC disinfection technology, from February 2017 to February 2021. From 2008 to 2019, Mr. Pope served as the Chief Executive Officer of TransEnterix, Inc. (now Asensus Surgical, Inc.), a medical device company. He also previously served as worldwide president of Cordis, a multi-billion-dollar division within Johnson & Johnson’s medical device business. Mr. Pope currently serves as the Chairman of the Board of Directors of AdvaMed ACCEL and as a member of the Board of Directors of WELL.Co, a private digital health company. Mr. Pope also serves on the Kenan-Flagler Board of Visitors and the Educational Foundation for the University of North Carolina at Chapel Hill, where he is the immediate past Executive Chairman of the Board. Time Magazine named Mr. Pope one of the “50 most influential people in healthcare 2018.” Mr. Pope holds a B.A. in Labor and Industrial Relations from the University of North Carolina.

We believe that Mr. Pope is qualified to serve as a director based on his extensive experience in key leadership positions at public and private companies within the healthcare industry.
Kathleen Sebelius is the chair of our Board. She has served as a member of our Board since the Merger and previously served as a member of the Legacy Humacyte board of directors since September 2015. Ms. Sebelius is the Chief Executive Officer of Sebelius Resources LLC. From April 2009 to June 2014, Ms. Sebelius served as Secretary of the Department of Health and Human Services, or HHS. Prior to serving as Secretary of HHS, Ms. Sebelius was the Governor of Kansas and served two terms as the Kansas insurance commissioner and four terms in the Kansas Legislature. Ms. Sebelius currently serves on the board of directors of the following public companies: Devoted Health, Inc., Include Health Inc. and Exact Sciences Corporation. She also serves as a director of the Kaiser Family Foundation. Ms. Sebelius co-chairs the Aspen Institute Health Strategy Group and serves on advisory boards for the Dole Institute of Politics, Solera Health, Out Leadership, the Estée Lauder Foundation, the University of Kansas College of Liberal Arts and Sciences, and Zipline. Ms. Sebelius holds a master of public administration degree from the University of Kansas and a B.A. in Political Science from Trinity Washington University.
We believe that Ms. Sebelius is qualified to serve as a director based on her distinguished leadership in the healthcare reimbursement industry, tenure in the public sector and experience with regulatory process and policies.
Rajiv Shukla has served as a member of our Board since the Merger. Mr. Shukla served as AHAC’s Chairman and Chief Executive Officer from inception to the closing of the Merger. He has two decades of buyouts, investments and operations experience in the healthcare industry. Mr. Shukla served as Chairman and Chief Executive Officer of CNAC, a Nasdaq-listed special purpose acquisition company, from June 2017 to August 2019. CNAC raised $144 million in proceeds from a Nasdaq initial public offering and successfully closed its initial business combination with DermTech, Inc. in August 2019. Since August 2019, Mr. Shukla has served as an independent director on the board of directors of InflammX Therapeutics, formerly known as Ocunexus Therapeutics, a clinical stage biotech company. From June 2013 to May 2015, Mr. Shukla served as Chief Executive Officer of Pipavav Defence & Offshore Engineering Company (now Reliance Naval and Engineering Ltd.), an Indian listed shipbuilding and defense manufacturing company. Between 2008 and 2013, Mr. Shukla worked as an investor at ICICI Venture, Morgan Stanley Investment Management and Citi Venture Capital International. From 2001 to 2006, Mr. Shukla served as Senior Director at Pfizer, Inc. Mr. Shukla holds a masters in healthcare management and policy degree from Harvard University and received a bachelor’s in pharmaceutics from the Indian Institute of Technology.
We believe that Mr. Shukla is qualified to serve as a director based on the depth of his experience in the healthcare industry and in providing strategic guidance to numerous companies.
Class III Directors (Terms Expire in 2024)
Emery N. Brown has served as a member of our Board since the Merger. Dr. Brown currently serves as the Warren M. Zapol Professor of Anaesthesia at Harvard Medical School and the Edward Hood Taplin Professor of Medical Engineering and Computational Neuroscience at the Massachusetts Institute of Technology. He has been on the faculty at Harvard Medical School and MIT since May 1992 and October 2005, respectively. Dr. Brown has also served as an anesthesiologist at Massachusetts General Hospital since May 1992. Dr. Brown currently serves on the Board of Trustees of the Guggenheim Foundation, the Board of Trustees of the Simmons Foundation, the National Academy of Medicine Forum on Neurological Disorders and the board of PASCALL Systems, Inc., an early-stage medical device startup. Dr. Brown is a member of the National Academy of Inventors, the National Academy of Medicine, the National Academy of Sciences and the National Academy of Engineering. Dr. Brown holds an M.D. from Harvard Medical School, a Ph.D. and M.A. in statistics from Harvard University and a B.A. in applied mathematics from Harvard College.
We believe that Dr. Brown is qualified to serve as a director based on his extensive medical and scientific knowledge and experience.

Michael T. Constantino has served as a member of our Board since the Merger. Mr, Constantino is a retired Ernst & Young LLP assurance partner who served in the Research Triangle Park region of North Carolina for over 30 years. From 2009 to 2012, he served as the Office Managing Partner for the combined Raleigh/Greensboro office of Ernst & Young with over 200 employees. Currently, Mr. Constantino serves as the member of the Board and the Chairman of the Audit Committee of 9 Meters Biopharma, Inc., a Nasdaq-listed clinical-stage biopharmaceutical company. He is also the Chair of the Board for the NC State Foundation and a member of the Board of The Green Chair Project, and serves on the Advisory Board for CREO, Inc., an RTP-based consultancy focused on growth management and data transformation services. Mr. Constantino holds a B.A. in both Accounting and Business Management from NC State University and is a North Carolina Certified Public Accountant, or CPA.
We believe that Mr. Constantino is qualified to serve as a director based on his extensive experience as a CPA and with SEC compliance matters and Sarbanes-Oxley internal controls.
Laura E. Niklason is the founder of Legacy Humacyte. Dr. Niklason has served as our President and Chief Executive Officer and as a member of the Board since the Merger, and previously served as President and Chief Executive Officer of Legacy Humacyte since November 2020 and as a member of the Legacy Humacyte board of directors since 2004. Dr. Niklason has served in a senior scientist capacity from 2005 through 2020. Dr. Niklason has served as an adjunct professor at Yale University since November 2020 and previously served as the Nicholas M. Greene Professor of Anesthesiology and Biomedical Engineering at Yale University from 2006 to November 2020. She was inducted into the National Academy of Inventors in 2014 and was elected to the National Academy of Medicine and the National Academy of Engineering in 2015 and 2020, respectively. Dr. Niklason is currently on the board of directors of Self Study Inc., a private learning optimization technology company. Dr. Niklason holds a Ph.D. in Biophysics from the University of Chicago and an M.D. from the University of Michigan. Dr. Niklason completed her residency training in anesthesia and intensive care unit medicine at the Massachusetts General Hospital and completed post-doctoral scientific training at the Massachusetts Institute of Technology. Dr. Niklason is married to Mr. Dougan, a member of the Board.
We believe that Dr. Niklason is qualified to serve as a director based on her significant experience in the biotechnology industry, her extensive training in medicine and science and her role as the founder of Legacy Humacyte.
Susan Windham-Bannister has served as a member of our Board since the Merger. Dr. Windham-Bannister has served as President and Chief Executive Officer of Biomedical Growth Strategies, LLC, a strategic advisory firm serving the life sciences and healthcare industries, since September 2015. From 2008 to 2015, Dr. Windham-Bannister served as founding President and Chief Executive Officer of the Massachusetts Life Sciences Initiative, a $1 billion life sciences-dedicated investment fund. Dr. Windham-Bannister currently serves on the board of directors of Aridis Pharmaceuticals, Inc., a public late-stage biopharmaceutical company. She is the Chair of the National Board of Directors of the Association for Women in Science (AWIS), serves on the board of directors of St. Jude’s Children’s Research Hospital, and Chairs the board of BioscienceLA, a nonprofit independent innovation catalyst organization. Dr. Windham-Bannister holds a Ph.D. in Health Policy and Management from the Florence Heller School at Brandeis University. She was a Post-Doctoral Fellow at Harvard University’s John F. Kennedy School and a Fellow in the Center for Science and Policy (CSAP) at Cambridge University, Cambridge, England.
We believe that Dr. Windham-Bannister is qualified to serve as a director based on her status as an internationally recognized expert in innovation, market access, and market optimization strategies.

CORPORATE GOVERNANCE
Our Board is responsible for oversight of the management of the Company. In carrying out its responsibilities, the Board selects and monitors our management team, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Corporate Governance Documents
Our Certificate of Incorporation and Bylaws, along with the charters of the committees of the Board, provide the framework for our corporate governance. Our current corporate governance documents can be found, together with other corporate governance information, in the investors section of our website at www.humacyte.com. The Board also evaluates the charters of its committees not less than annually.
Code of Business Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to all officers, directors and employees of Humacyte and its subsidiaries. The Code of Conduct and Ethics codifies the business and ethical principles that govern all aspects of our business, reflecting our commitment to a culture of honesty, integrity and accountability. In addition to following the Code of Conduct and Ethics, officers, directors and employees are expected to seek guidance in situations where there is a question regarding compliance issues, whether with the letter or the spirit of our policies and applicable laws. The Code of Conduct and Ethics is available on the investors section of our website at www.humacyte.com. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.
Board Composition
The Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees.
We have designated a Board size of 11 members, and 10 seats on the Board are currently filled, with one vacancy that is expected to be filled at the Annual Meeting. Kathleen Sebelius serves as chair of the Board. The primary responsibilities of the Board are to provide risk oversight and strategic guidance to us and to counsel and direct our management. The Board meets on a quarterly basis and will convene additional meetings, as required.
Pursuant to the Investor Rights and Lock-up Agreement (as defined in “Certain Relationships and Related Party Transactions — Humacyte Related Party Transactions”), AHAC Sponsor LLC (the “Sponsor”) and certain directors of AHAC prior to the Merger have, for a period of 10 years, unless such stockholders cease to collectively own at least 5% of our common stock at an earlier date, the right to designate, and the Board will nominate, one individual for election to the Board. In connection with the closing of the Merger, these stockholders designated Rajiv Shukla for election to the Board. Fresenius Medical Care Holdings, Inc. (“Fresenius Medical Care”) also has designated one representative to attend, in a non-voting observer capacity, all meetings of the Board.
The Board is divided into three classes of directors, with the directors serving three-year terms. Mr. Dougan and Mr. Wallace are currently Class I directors; Mr. Binder, Mr. Pope, Ms. Sebelius and Mr. Shukla are Class II directors; and Dr. Brown, Mr. Constantino, Dr. Niklason and Dr. Windham-Bannister are Class III directors. The term of office of the Class I directors will expire at the Annual Meeting, which is the first annual meeting of stockholders following the initial classification of the Board. At the second annual meeting of stockholders following such classification, the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders following such classification, the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years.
Family Relationships
Dr. Niklason, our President and Chief Executive Officer, is married to Mr. Dougan. Both Dr. Niklason and Mr. Dougan serve on the Board. There are no additional family relationships among the directors and executive officers of Humacyte.

Involvement in Certain Legal Proceedings
As of the filing of this Proxy Statement, there are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the ability or integrity of any of our directors, director nominees or executive officers.
Independence of Directors
The Nasdaq Stock Market LLC (“Nasdaq”) listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In assessing director independence, the Board concluded that the independent directors have no conflict that might discourage critical review of the Company’s management and operations. The Board has determined that Gordon M. Binder, Emery N. Brown, Michael T. Constantino, Todd M. Pope, Kathleen Sebelius, Max Wallace and Susan Windham-Bannister are independent directors of the Company. The Board has determined that, if elected, Diane Seimetz will be an independent director of the Company. The independent directors hold regularly scheduled meetings at which only independent directors are present.
The Board has determined that Laura E. Niklason, Brady W. Dougan and Rajiv Shukla are not independent directors of the Company. The Board determined that Jeffrey H. Lawson, who served as a director prior to his resignation from the Board on December 31, 2021, was not an independent director of the Company during his service as a director. Previously, the Board had determined that Bruce Springer, Brian Robertson, Kevin Xie and Terrance Carlson, who served as directors of the Company prior to the Merger, were independent directors of the Company.
Committees of the Board of Directors
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
The Board has an Audit Committee, a Nominating and Governance Committee, a Compensation Committee, and a Commercial Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. Copies of each Board committee’s charter are posted on the investors section of our website at www.humacyte.com. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.
The following table provides membership and meeting information for each of the Board committees during 2021 after the Merger:

Committee	Chair	Non-Chair Members	Number of Meetings in 2021
Audit Committee	Michael T. Constantino	Kathleen Sebelius and Susan Windham-Bannister	3
Compensation Committee	Todd M. Pope	Michael T. Constantino and Max Wallace	2
Nominating and Governance Committee	Max Wallace	Gordon M. Binder and Emery N. Brown	1

The following table provides membership and meeting information for each of the Board committees of AHAC during 2021 prior to the Merger:

Committee	Chair	Non-Chair Members	Number of Meetings in 2021
Audit Committee	Brian Robertson	Kevin Xie and Terrance Carlson	3
Compensation Committee	Terrance Carlson	Brian Robertson and Kevin Xie	3
Below is a description of each committee of the Board. The Board has determined that each member of the Audit, Compensation and Nominating and Governance Committees meets, or met during his or her service, applicable rules and regulations regarding “independence” and that each such member is or was free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee consists of Michael T. Constantino, Kathleen Sebelius, and Susan Windham-Bannister. Mr. Constantino serves as the chairperson of the Audit Committee. The Board has determined that each of Mr. Constantino, Ms. Sebelius, and Dr. Windham-Bannister is independent under Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act. Each member of the Audit Committee is financially literate. The Board also has determined that Mr. Constantino is an “Audit Committee financial expert” within the meaning of SEC regulations.
Prior to the Merger, the Audit Committee of AHAC consisted of Brian Robertson, Kevin Xie and Terrance Carlson. Mr. Robertson served as the chairperson of the Audit Committee. The Board determined that each of Messrs. Robertson, Xie and Carlson were independent under Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act. Each member of the Audit Committee was financially literate. The Board also determined that Mr. Robertson was an “Audit Committee financial expert” within the meaning of SEC regulations.
The Audit Committee has the following responsibilities, among others, as set forth in the Audit Committee’s charter:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls;
•reviewing material related party transactions or those that require disclosure; and
•pre-approving audit and non-audit services to be performed by the independent registered public accounting firm.

Nominating and Governance Committee
The Nominating and Governance Committee consists of Gordon M. Binder, Emery N. Brown and Max Wallace. Max Wallace serves as the chairperson of the Nominating and Governance Committee. The Board has determined that each of Gordon M. Binder, Emery N. Brown and Max Wallace is independent under Nasdaq listing standards.
The Nominating and Governance Committee has the following responsibilities, among others, as set forth in the Nominating and Governance Committee’s charter:
•identifying and recommending candidates for membership on the Board;
•reviewing and recommending our corporate governance guidelines and policies;
•overseeing the process of evaluating the performance of the Board;
•assisting the Board on corporate governance matters; and
•reviewing proposed waivers of the Code of Conduct and Ethics for directors and executive officers.
Compensation Committee
The Compensation Committee consists of Michael T. Constantino, Todd M. Pope and Max Wallace. Mr. Pope serves as the chairperson of the Compensation Committee. The Board has determined that each of Messrs. Constantino, Pope and Wallace is independent under applicable SEC rules and Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Prior to the Merger, the Compensation Committee of AHAC consisted of Brian Robertson, Kevin Xie and Terrance Carlson. Mr. Carlson served as the chairperson of the Compensation Committee. The Board determined that each of Messrs. Robertson, Xie and Carlson were independent under Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee has the following responsibilities, among others, as set forth in the Compensation Committee’s charter:
•reviewing and approving, or recommending that the Board approve, the compensation of executive officers;
•reviewing and recommending to the Board the compensation of its directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.
Commercial Committee
The Commercial Committee consists of Gordon M. Binder, Todd M. Pope, Rajiv Shukla and Susan Windham-Bannister. The Commercial Committee does not have a chairperson. The Commercial Committee oversees issues related to manufacturing, pricing, market access, and sales. A majority of the members of the Commercial Committee — Gordon M. Binder, Todd M. Pope and Susan Windham-Bannister — are independent under applicable SEC rules and Nasdaq listing standards.

Director Qualifications and Diversity
The Board believes that it is important that its members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. The attributes required of Board members, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of our business and industry, (iii) financial expertise, including the ability to read and understand basic financial statements, (iv) diversity and (v) local and community ties.
The Board believes that gender diversity and racial and ethnic diversity are important in providing diverse viewpoints. The Board currently has three female members and three racially or ethnically diverse members. One of the director nominees also is a female. The Company, the Board and the Nominating and Governance Committee are committed to continue seeking director candidates who would further increase the Board’s diversity. For further details, please refer to the following matrix:

Board Diversity Matrix (as of April 29, 2022)
Total Number of Directors and Director Nominees	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors and Director Nominees	4	7	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Board Refreshment
The Board believes it is important to have experienced directors with a deep understanding of the Company’s business as well as newer directors who bring fresh perspectives to the Board. In its efforts to identify potential director candidates, the Board and the Nominating and Governance Committee identify the backgrounds and expertise that are desired and the future needs of the Board in light of anticipated director retirements or resignations.
Our recruiting process typically involves a member of the Board or the Nominating and Governance Committee contacting a prospect to gauge the prospect’s interest and availability. A candidate will then meet with several members of the Board and then meet with members of the Company’s management as appropriate. At the same time, the Board or the Nominating and Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.
Meetings of the Board
The Board met three times during 2021 after the Merger. AHAC’s board of directors met five times during 2021 prior to the Merger. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.
Directors are encouraged, but not required, to attend our annual meetings of stockholders.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving or will serve as a member of the Board or Compensation Committee.
Separation of Chair of the Board and Chief Executive Officer Roles
The Board separates the positions of Chair of the Board and Chief Executive Officer (“CEO”). Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow. We believe that having separate positions and having an outside director serve as Chair of the Board is the appropriate leadership structure for the Company at this time. Ms. Sebelius currently serves as Chair of the Board.
Risk Oversight
The Board recognizes that the leadership structure and combination or separation of the CEO and Chair roles is driven by the needs of Humacyte at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. The Board believes this structure will allow it the flexibility to establish the most appropriate structure for Humacyte at any given time.
The Board oversees the risk management activities designed and implemented by our management. The Board does not have a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. The Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with the business and operations of the company and provide appropriate updates to the Board and the Audit Committee. The Board has delegated to the Audit Committee oversight of its risk management process, and the other committees of the Board also consider risks as they perform their respective committee responsibilities. All Board committees report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.

Communications with the Board
The Board is interested in receiving communications from stockholders and other interested parties. These parties may contact any member of the Board or any committee of the Board, the non-employee directors as a group or the chairperson of any committee. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent to our Secretary at Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713, Attention: Secretary. The Secretary will review all such communications, and may, in her sole discretion, disregard any communication that she believes is not related to the duties and responsibilities of the Board, relates to a personal grievance, is a business solicitation or advertisement or that is profane. If deemed an appropriate communication, the Secretary will share the communication with the applicable director or directors.

Hedging and Pledging

    As part of our policy against insider trading, our directors, officers and employees, and external contractors and consultants are prohibited from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities. Additionally, such individuals are prohibited from engaging in transactions involving options on the Company’s securities, such as options, swaps, puts, calls and other derivative securities, except when receiving or exercising options granted by the Company. “Short sales” of the Company’s securities (sales of securities not already owned) are also prohibited. Furthermore, pledging of any Company securities is not permitted without the prior approval of the Board.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Upon the recommendation of the Audit Committee of the Board, the Board has selected Pricewaterhouse Coopers LLP (“PwC”) as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2022, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2021 and served as the independent registered public accounting firm of Legacy Humacyte prior to the Merger. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Audit Committee believes that the continued retention of PwC is in the best interests of the Company and our stockholders. As provided in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the performance, objectivity or independence of the independent registered public accounting firm.
In determining whether to reappoint PwC as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PwC, an assessment of the professional qualifications and past performance of PwC and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, PwC has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting. The Audit Committee believes that appointing a new independent registered accounting firm would require a significant time commitment that could interfere with management’s focus on financial reporting and internal controls.
Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee and the Board are submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required
In order for Proposal 2 to pass, the number of votes cast “For” Proposal 2 must exceed the number of votes cast against Proposal 2. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal. We do not expect to receive broker non-votes on this proposal because the ratification of the appointment of the independent registered public accounting firm is a matter on which banks, brokers or other nominees are generally empowered to vote any shares for which a beneficial owner does not provide voting instructions.

Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to the Company for the years ended December 31, 2021 and December 31, 2020, by PwC, our independent registered public accounting firm:

Fee Category	2021 Fees ($)	2020 Fees ($)
Audit Fees	580,122	280,000
Audit-Related Fees	1,059,513	10,000
Tax Fees	17,630	31,000
All Other Fees	2,900	—
Total Fees	1,660,165	321,000
Audit Fees
Audit fees consist of fees billed for professional services rendered by PwC for the audit of our annual consolidated financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by our independent registered accounting firm in connection with statutory and regulatory filings or engagements. The above amounts include interim review procedures and audit fees, as well as attendance at Audit Committee meetings.
Audit-Related Fees
Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees”, including incremental fees related to the Form S-4 for the Merger and other registration statements filed by us. These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees
Tax fees consist of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning.
All Other Fees
All other fees consist of fees billed for all other services.
The following table represents aggregate fees billed to the Company for the years ended December 31, 2021 and December 31, 2020, by Marcum LLP, AHAC’s independent registered public accounting firm prior to the Merger:

Fee Category	2021 Fees ($)	2020 Fees ($)
Audit Fees	47,380	40,170
Audit-Related Fees	84,718	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	132,098	40,170

Audit Fees
Audit fees consist of fees billed for professional services rendered by Marcum for the audit of AHAC’s annual consolidated financial statements and review of financial statements included in AHAC’s Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K or services that are normally provided by AHAC’s independent registered accounting firm in connection with statutory and regulatory filings or engagements. The above amounts include interim review procedures and audit fees, as well as attendance at Audit Committee meetings.
Audit-Related Fees
Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees”, including incremental fees related to the Form S-4 for the Merger in 2021 and AHAC’s initial public offering in 2020. These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees
Tax fees consist of fees billed for professional services rendered by Marcum for tax compliance, tax advice, and tax planning.
All Other Fees
All other fees consist of fees billed for all other services.
Pre-Approval Policies and Procedures
The Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee pre-approves services by category and estimated cost as further noted in the engagement letter. The fees are budgeted as part of the Company’s annual/periodic budgeting and forecasting process, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm for such services.
Prior to the Merger, all of the services listed in the table above provided by Marcum were pre-approved by AHAC in accordance with its policies then in effect. Following the Merger, all of the services provided by PwC were pre-approved by the Audit Committee.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed Humacyte’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and Humacyte’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accountants their independence.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Humacyte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Audit Committee

Michael T. Constantino, Chair Kathleen Sebelius Susan Windham-Bannister

The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such material by reference.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The names of the current executive officers of the Company and certain information about each of them are set forth below:

Name	Age	Positions Held with Company
Laura E. Niklason	59	President, Chief Executive Officer and Director
Dale A. Sander	62	Chief Financial Officer, Chief Corporate Development Officer and Treasurer
Heather Prichard	44	Chief Operating Officer
William Tente, M.S.	64	Chief Regulatory Officer
William (B.J.) Scheessele	51	Chief Commercial Officer
Shamik J. Parikh	49	Chief Medical Officer
Laura E. Niklason. Please see “Continuing Directors Not Standing for Election” above.
Dale A. Sander has served as our Chief Financial Officer, Chief Corporate Development Officer and Treasurer since the Merger. Mr. Sander has served as Legacy Humacyte’s Chief Financial Officer and Treasurer since May 2021, as Legacy Humacyte’s Chief Corporate Development Officer since November 2020 and as a member of the Legacy Humacyte board of directors since September 2015. He served as the Chief Financial Officer of Bryn Pharma, a privately held life sciences company, from 2019 to 2021. Prior to that, Mr. Sander served as Chief Financial Officer of AVITA Medical Limited, a publicly traded regenerative medicine company, from 2017 to 2019, and as Senior Vice President, Global Accounting Officer at Sutherland Global Services, Inc. from 2012 to 2017. Mr. Sander served as a Senior Manager with Ernst & Young and holds a B.S. in Business Administration from San Diego State University.
Heather Prichard has served as our Chief Operating Officer since the Merger and previously served as Legacy Humacyte’s Chief Operating Officer since March 2019. Dr. Prichard has served as Legacy Humacyte’s Senior Vice President of Product Development from April 2016 to February 2019 and served in other management roles with Legacy Humacyte since 2012. Dr. Prichard joined Legacy Humacyte in 2008 and has been instrumental in leading the process and product development teams for the human acellular vessel (“HAV”) through all phases of clinical development. Prior to joining Legacy Humacyte, Dr. Prichard held roles at The Procter & Gamble Company in research, development, and engineering from June 1999 to August 2002. Dr. Prichard holds a Ph.D. in Biomedical Engineering with a focus on investigating the healing response to implantable tissue engineered biomaterials from Duke University and a B.A. in Chemical Engineering from the Georgia Institute of Technology.
William Tente has served as our Chief Regulatory Officer since the Merger and has served as Legacy Humacyte’s Chief Regulatory Officer since March 2018. Mr. Tente joined Legacy Humacyte in 2008 and served in a variety of leadership roles, including as Vice President of Manufacturing and Regulatory Affairs, prior to his promotion to Chief Regulatory Officer. Previously, Mr. Tente served as Vice President of Operations for Neurotech USA, Inc., a biotechnology company, from July 2002 to August 2007, Director of Operations of Chimeric Therapies, Inc., a former clinical-stage biotechnology company, from January 1998 to June 2002, and Director of Clinical Production at CytoTherapeutics, Inc., a former clinical-stage biotechnology company, from 1992 to 1998. Mr. Tente was elected to the United States Pharmacopeia (USP) Council of Experts in 1998 and served as the Chairman of its Expert Committee on Gene Therapy, Cell Therapy and Tissue Engineering Products from 2005 to 2010. Mr. Tente holds a B.S. and M.S. in cell biology and microbiology from the University of Rhode Island and studied at the W. Alton Jones Cell Sciences Center.
William (B.J.) Scheessele has served as Humacyte’s Chief Commercial Officer since August 2021. He served as Executive Vice President of Global Marketing for Quest Medical Imaging Inc. from 2018 to 2021. Previously, Mr. Scheessele served as Vice President, Marketing at Sientra, Inc., a medical device company, from 2017 to 2018. Prior to that, he served as Vice President of North America Marketing and Canada Country Manager,

among other roles in sales and marketing, at LifeCell Corporation, a regenerative medicine company, from 2007 to 2016, and as Vice President, North American Marketing and Reimbursement at Allergan plc, a global biopharmaceutical company, from 2016 to 2017, after its acquisition of LifeCell Corporation. Earlier in his career, Mr. Scheessele worked in business development and product management with Cordis Corporation, a medical device company and subsidiary of Johnson & Johnson, from 1998 to 2007. Mr. Scheessele earned a BSE in biomedical engineering and economics and an M.B.A. from Duke University.
Shamik J. Parikh has served as Humacyte’s Chief Medical Officer since April, 2022. Prior to joining Humacyte, Dr. Parikh served as Vice President and Head of the Patient Safety Center for Excellence at AstraZeneca from April 2016 to 2022 and as a core member of the AstraZeneca Executive Safety Board. Previously, he served at AstraZeneca as Vice President, Cardiovascular, Renal and Metabolism, Global Medical Affairs from September 2012 to March 2016, and as Director, Senior Director and Executive Director of Clinical Development in Cardiovascular and Metabolics from June 2005 to August 2012. From October 2003 to June 2005, Dr. Parikh served as Director of U.S. Clinical Development and Medical Affairs at GlaxoSmithKline. Earlier in his career, Dr. Parikh served as a Clinical Investigator National Institute of Child Health and Human Development (“NICHD”) within the National Institutes of Health (“NIH”), and as a Lieutenant Commander in the U.S. Public Health Service. Dr. Parikh holds a medical degree from Topiwala National Medical College and completed his combined internal medicine and pediatrics residency at St. Joseph Mercy Oakland Hospital and his post-doctoral fellowship in clinical endocrinology at NICHD, NIH.
Each of our executive officers serves at the discretion of the Board and will hold office until the election or qualification of his or her successor or until his or her earlier death, resignation or removal.

EXECUTIVE COMPENSATION
This section provides an overview of Humacyte’s executive compensation programs as they relate to the executive officers named below (the “named executive officers” or “NEOs”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The Board, upon the recommendation of its Compensation Committee and with input from Humacyte’s Chief Executive Officer, has historically determined the compensation for Humacyte’s named executive officers. For the year ended December 31, 2021, Humacyte’s named executive officers were:
•Laura E. Niklason, President, Chief Executive Officer and a member of the Board;
•Rajiv Shukla, Chief Executive Officer of AHAC prior to the Merger and a member of the Board;
•Heather Prichard, Chief Operating Officer;
•Jeffrey H. Lawson, former Chief Surgical Officer and a former member of the Board.
Summary Compensation Table
The following table presents information regarding the compensation awarded by, earned by or paid to Humacyte’s named executive officers during the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Laura E. Niklason	2021	500,000		237,500		10,021,428	(4)	45,861	(6)	10,804,789
President and Chief Executive Officer	2020	75,000	(3)	—		20,006	(5)	106,277	(7)	201,283
Rajiv Shukla(8)	2021	—		—		98,159	(9)	17,255	(10)	115,414
Former Chief Executive Officer of AHAC	2020	—		—		—		—		—
Heather Prichard	2021	369,554	(11)	194,905	(12)	—		11,977	(14)	576,436
Chief Operating Officer	2020	371,917		80,000		20,006	(13)	11,783	(15)	483,706
Jeffrey H. Lawson(16)	2021	583,495		309,254	(18)	—		14,251	(20)	907,000
Former Chief Surgical Officer	2020	604,816	(17)	75,000		20,006	(19)	14,079	(21)	713,901
___________________________
(1)The amounts reported here reflect annual cash bonuses for 2021 and 2020 paid under an employee bonus program.
(2)The amounts reported here do not reflect the actual economic value that may be realized by each named executive officer. In accordance with SEC rules, these amounts represent the grant date fair value of the option awards, calculated in accordance with Accounting Standards Update 2018-07, “Compensation — Stock Compensation (Topic 718).” For additional information regarding the assumptions used in calculating the grant date fair value of the stock options reported in this table, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Stock-Based Compensation.”
(3)Dr. Niklason was appointed as Humacyte’s President and Chief Executive Officer in November 2020. Accordingly, her salary for 2020 has been prorated to reflect the portion of the year during which she was employed by Humacyte. The $75,000 in salary earned by Dr. Niklason for her services as Humacyte’s President and Chief Executive Officer in 2020 was paid in January 2021.
(4)Reflects an option to purchase 1,312,984 shares of Humacyte common stock, which was granted in January 2021 in connection with Dr. Niklason’s appointment as Humacyte’s President and Chief Executive Officer.

(5)Reflects an option to purchase 2,625 shares of Humacyte common stock, which was granted in December 2020.
(6)Consists of $15,461 in commuting and related travel expenses and $28,167 for lodging expenses paid by Humacyte, and $2,233 in life insurance premiums paid by Humacyte.
(7)Consists of $4,388 in commuting and related travel expenses and $58,954 for lodging expenses paid by Humacyte. The all other compensation column for Dr. Niklason also includes $42,935 in fees earned or paid in cash for her service as a director from January 1, 2020 to the date of her appointment as President and Chief Executive Officer. For additional information regarding Humacyte’s non-employee director compensation, see “—Director Compensation” below.
(8)Mr. Shukla served as the Chief Executive Officer and Chairman of the Board of Directors of AHAC until the closing of the Merger. Mr. Shukla did not receive any compensation in connection with his service as the Chief Executive Officer and Chairman of the Board of Directors of AHAC. Mr. Shukla currently serves as a member of our Board.
(9)Reflects an option to purchase 13,000 shares of Humacyte common stock, which was granted in October 2021 in connection with Mr. Shukla’s service as a director following the Merger. For additional information regarding Humacyte’s non-employee director compensation, see “—Director Compensation” below.
(10)Consists of $17,255 in fees earned or paid in cash in connection with Mr. Shukla’s service as a director following the Merger. For additional information regarding Humacyte’s non-employee director compensation, see “—Director Compensation” below.
(11)Reflects an increase in Dr. Prichard’s annual base salary that became effective on February 8, 2021.
(12)Consists of (i) a cash bonus in the amount of $140,905 earned in 2021 and (ii) a cash bonus in the amount of $54,000 for individual performance in 2020 that was contingent and payable upon the closing of the Merger.
(13)Reflects an option to purchase 2,625 shares of Humacyte common stock, which was granted in December 2020.
(14)Consists of $11,600 in matching contributions under Humacyte’s 401(k) plans and $377 in life insurance premiums paid by Humacyte.
(15)Consists of $11,400 in matching contributions under Humacyte’s 401(k) plans and $383 in life insurance premiums paid by Humacyte.
(16)On December 23, 2021, Humacyte and Dr. Lawson mutually agreed to end Dr. Lawson’s employment with Humacyte, effective December 31, 2021. Dr. Lawson also resigned from the Board, effective December 31, 2021.
(17)Dr. Lawson served as Humacyte’s President and Chief Executive Officer from June 2018 through November 2020 and was appointed as Humacyte’s Chief Surgical Officer in November 2020 in connection with Dr. Niklason’s assumption of the role of President and Chief Executive Officer. Accordingly, his 2020 salary reflects (i) the compensation he earned as President and Chief Executive Officer, which reflects an increase in his annual base salary that became effective on January 27, 2020 and the compensation he earned as Chief Surgical Officer from the date of such appointment through December 31, 2020.
(18)Consists of (i) a cash bonus in the amount of $221,729 earned in 2021 and (ii) a cash bonus in the amount of $87,525 for individual performance in 2020 that was contingent and payable upon the closing of the Merger.
(19)Reflects an option to purchase 2,625 shares of Humacyte common stock, which was granted in December 2020.
(20)Consists of $11,600 in matching contributions under Humacyte’s 401(k) plans, $2,580 in life insurance premiums paid by Humacyte and $71 for a gift card and related tax gross up payment given for a tenure milestone.
(21)Consists of $11,400 in matching contributions under Humacyte’s 401(k) plans and $2,679 in life insurance premiums paid by Humacyte.

Narrative to Summary Compensation Table
Base Salaries
Dr. Niklason’s annual base salary for 2021 was $500,000. In connection with Dr. Niklason’s appointment as Humacyte’s President and Chief Executive Officer, her annual base salary of $500,000 in 2020 was prorated for the portion of the year in which she served in those positions and paid in January 2021. The All Other Compensation column in the Summary Compensation Table above also includes $42,935 in fees earned or paid in cash for Dr. Niklason’s service as a director from January 1, 2020 to the date of her appointment as President and Chief Executive Officer.
Mr. Shukla did not receive any compensation in connection with his service as the Chief Executive Officer and Chairman of the Board of Directors of AHAC. The option awards and all other compensation columns in the Summary Compensation Table above include an option to purchase 13,000 shares of Humacyte common stock and $17,255 in fees earned or paid in cash for Mr. Shukla’s service as a director following the closing of the Merger.
Dr. Prichard’s annual base salary for 2021 was $370,800, which reflects an increase in annual base salary that became effective on February 8, 2021. Dr. Prichard’s annual base salary for 2020 was $360,000.
Dr. Lawson’s annual base salary for 2021 was $583,495. Dr. Lawson’s annual base salary for 2020 was $583,495, which reflects an increase in annual base salary that became effective on January 27, 2020.
Bonuses
In 2021, Drs. Niklason, Prichard and Lawson earned cash bonuses as part of an employee bonus program. In addition, the Company awarded bonuses for individual performance during 2020 that were payable upon the closing of the Merger to Drs. Lawson and Prichard.
In 2020, Drs. Prichard and Lawson earned cash bonuses as part of an employee bonus program. Because Dr. Niklason did not assume the role of President and Chief Executive Officer until November 2020, she was not awarded a bonus for 2020.
Equity Compensation
Although Humacyte does not have a formal policy with respect to the grant of equity incentive awards to its executive officers, or any formal equity ownership guidelines applicable to them, Humacyte generally uses stock options to compensate its executive officers in the form of initial grants in connection with the commencement of employment and also at various other times during their employment. Accordingly, the Board, upon the recommendation of its Compensation Committee, periodically reviews the equity incentive compensation of the executive officers and from time to time has granted equity incentive awards to them in the form of incentive stock options. The details of equity grants made to Humacyte’s named executive officers in 2021 are outlined below in “— Outstanding Equity Awards as of December 31, 2021.”
The option award granted to Dr. Niklason in 2021 vests in equal annual installments on each of the first three anniversaries of November 9, 2020, subject to acceleration upon a corporate transaction (as defined in Humacyte’s 2015 Omnibus Incentive Plan, as amended (the “2015 Plan”)). For additional information regarding the option award granted to Mr. Shukla in connection with his service as a director following the Merger, see “—Director Compensation” below.
The option awards granted to Humacyte’s named executive officers in 2020 vest as follows: (i) one-fifth on the first anniversary of the vesting commencement date, (ii) two-fifths in equal installments over a period of 24 months commencing on the first anniversary of the vesting commencement date, (iii) one-fifth upon the submission of a BLA, and (iv) one-fifth upon FDA approval of one of Humacyte’s product candidates. In the event of a corporate transaction, which is defined in the 2015 Plan, to include certain change in control transactions, Dr. Niklason’s and Dr. Lawson’s option grants will vest automatically. With respect to Dr. Prichard’s option awards, in the event of a corporate transaction, where the surviving entity assumes or replaces an option award and an involuntary termination (as such term is defined in the 2015 Plan or Humacyte’s 2005 Stock Option Plan, as

amended (the “2005 Plan”)), as applicable, each of which is described below) of the executive officer’s employment occurs within the period commencing 30 days prior to the effective date of the corporate transaction and ending 12 months following the effective date of such corporate transaction, the option award will vest in full on the date of such involuntary termination. Vesting rights otherwise cease upon termination of employment and exercise rights cease shortly after termination of employment, except that exercisability is extended in the case of death or disability. Both vesting and exercise rights cease immediately upon a termination of employment for cause, as defined in the 2015 Plan.
Executive Employment Agreements and Other Arrangements
Humacyte has entered into employment agreements with each of its named executive officers, other than Mr. Shukla, who did not receive any compensation in connection with his service as the Chief Executive Officer of AHAC. These agreements generally set forth the terms and conditions of employment, including base salary, bonus opportunities, initial awards of equity incentive compensation and standard employee benefit plan participation. The agreements also contain provisions that provide for certain payments upon termination of employment without cause or resignation for good reason, as such terms are defined in the relevant employment agreement. In the event that any provision of the employment agreements would cause Humacyte’s named executive officers to incur additional tax or interest under Section 409A of the Code, Humacyte has agreed, upon the request of the named executive officer, to use reasonable business efforts to reform in good faith the provision to comply with Section 409A.
Laura E. Niklason
Humacyte entered into an employment agreement with Laura E. Niklason, which became effective as of November 9, 2020, which provides for her at-will employment as Humacyte’s President and Chief Executive Officer. Dr. Niklason’s employment agreement provides for an initial annual base salary of $500,000, which will be reviewed by the Board from time to time but may not be reduced except in connection with a uniform reduction of the salaries of all similarly situated executive officers. The amount of any such reduction in Dr. Niklason’s salary may not exceed 10% of her then-current base salary. Dr. Niklason is also eligible to receive an annual incentive bonus of up to 50% of her then-current base salary. The amount of any bonus will be established annually based on objectives determined by Humacyte and Dr. Niklason, and awarded in the sole discretion of the Board. In general, except in the event that Dr. Niklason’s employment is terminated without cause or she resigns for good reason, Dr. Niklason must remain employed on the date any annual incentive bonus is paid in order to receive such bonus.
Under the terms of her employment agreement, Humacyte awarded Dr. Niklason an additional stock option award in January 2021 entitling her to purchase 1,312,984 shares of Humacyte’s common stock, one-third of which have vested as of the date of this Proxy Statement. This stock option vests in equal annual installments on each of the first three anniversaries of November 9, 2020, subject to acceleration upon a corporate transaction (as defined in the 2015 Plan). Humacyte has also agreed to reimburse Dr. Niklason for the cost of an apartment and living expenses in Durham, North Carolina near the company’s headquarters in an amount not to exceed $60,000 annually.
In the event that Dr. Niklason’s employment is terminated without cause or she resigns for good reason, including Humacyte’s material breach of Dr. Niklason’s employment agreement or an uncured material adverse change in Dr. Niklason’s compensation, as each such term is defined in her employment agreement, Humacyte will be obligated to pay her (i) an amount equal to 12 months of her then-current base salary (payable in substantially equal installments on the same payroll schedule applicable to her immediately prior to the termination of her employment); (ii) a pro rata portion, calculated per diem, of her bonus for the then-current fiscal year (as well as any accrued, earned and unpaid bonus from the preceding fiscal year); and (iii) reimbursement for the cost to Dr. Niklason to continue her and her family’s health insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of 12 months. Each of the severance payments described above is subject to Dr. Niklason’s timely execution of a general release of potential claims against Humacyte and her compliance with her non-competition agreement.
Heather Prichard
On September 13, 2019, Humacyte entered into an employment agreement with Heather Prichard, which provides for her at-will employment as Humacyte’s Chief Operating Officer. Dr. Prichard’s employment agreement provided for an initial annual base salary of $300,000, to be reviewed by Humacyte from time to time. Dr. Prichard is also eligible for consideration to receive an annual incentive bonus. The amount of any bonus will be established annually based on objectives determined by Humacyte and Dr. Prichard, and awarded in the sole discretion of the Board. In general, except in the event that Dr. Prichard’s employment is terminated without cause or she resigns for good reason, Dr. Prichard must remain employed on the date any annual incentive bonus is paid in order to receive such bonus.
In the event that Dr. Prichard’s employment is terminated without cause or she resigns for good reason, including Humacyte’s material breach of Dr. Prichard’s employment agreement or an uncured material adverse change in Dr. Prichard’s compensation, as each such term is defined in her employment agreement, Humacyte will be obligated to pay her (i) an amount equal to six months of her then-current base salary (payable in substantially equal installments on the same payroll schedule applicable to her immediately prior to the termination of her employment) and (ii) a pro rata portion, calculated per diem, of her bonus for the then-current fiscal year (as well as any accrued, earned and unpaid bonus from the preceding fiscal year). Each of the severance payments described above is subject to Dr. Prichard’s timely execution of a general release of potential claims against Humacyte and her compliance with her non-competition agreement.
Jeffrey H. Lawson
On June 19, 2018, Humacyte entered into an employment agreement with Jeffrey H. Lawson, which provided for his at-will employment. Dr. Lawson’s employment agreement was subsequently amended, effective November 9, 2020, to reflect his transition to the role of Chief Surgical Officer. On December 23, 2021, the Company and Dr. Lawson mutually agreed to end Dr. Lawson’s employment with the Company, effective December 31, 2021 (the “Separation Date”). Dr. Lawson also resigned from the Board, effective as of the Separation Date. Further details regarding the terms and conditions of Dr. Lawson’s separation from Humacyte are outlined below in “— Separation and Release Agreement with Dr. Lawson.” Dr. Lawson’s employment agreement provided for an initial annual base salary of $550,000, to be reviewed by the Board from time to time but that could not be reduced except in connection with a uniform reduction of the salaries of all similarly situated executive officers. The amount of any such reduction in Dr. Lawson’s salary could not exceed 10% of his then-current base salary. Dr. Lawson was also eligible to receive an annual incentive bonus of up to 50% of his then-current base salary. The amount of any bonus would be established annually based on objectives determined by Humacyte and Dr. Lawson, and awarded in the sole discretion of the Board. In general, except in the event that Dr. Lawson’s employment was terminated without cause or he resigned for good reason, Dr. Lawson must have remained employed on the date any annual incentive bonus is paid in order to receive such bonus.
Under the terms of his employment agreement, Humacyte awarded Dr. Lawson an initial stock option award entitling him to purchase 1,194,815 shares of Humacyte’s common stock, which award has vested in full as of the date of this Proxy Statement. The details of this and other historical equity grants made to Dr. Lawson are outlined below in “— Outstanding Equity Awards as of December 31, 2021.”
Separation and Release Agreement with Dr. Lawson
On December 23, 2021, the Company and Dr. Lawson mutually agreed to end Dr. Lawson’s employment with the Company, effective on the Separation Date. Dr. Lawson also resigned from the Board, effective as of the Separation Date. Pursuant to an executive separation and release agreement (the “Separation Agreement”) between the Company and Dr. Lawson, Dr. Lawson is eligible to receive the following severance benefits: (i) an amount equal to 12 months of his 2021 base salary (payable in substantially equal installments on the same payroll schedule applicable to him immediately prior to the Separation Date); (ii) a bonus payment equal to approximately $221,730; and (iii) reimbursement for the cost to Dr. Lawson to continue his and his family’s health insurance under COBRA for a period of up to 12 months. In addition, the Separation Agreement provides that the exercise period for any stock options held by Dr. Lawson that are vested through the Separation Date will be extended through November 26, 2022. The Separation Agreement includes a customary release of claims by Dr. Lawson in favor of the Company.

Potential Payments upon Termination or Change in Control
Our employment agreements with Dr. Niklason and Dr. Prichard provide for certain benefits upon termination. None of our NEOs’ employment agreements provide for additional payments in the event of a change in control.
In the event that Dr. Niklason’s employment is terminated without cause or she resigns for good reason, including Humacyte’s material breach of Dr. Niklason’s employment agreement or an uncured material adverse change in Dr. Niklason’s compensation, as each such term is defined in her employment agreement, Humacyte will be obligated to pay her (i) an amount equal to 12 months of her then-current base salary (payable in substantially equal installments on the same payroll schedule applicable to her immediately prior to the termination of her employment); (ii) a pro rata portion, calculated per diem, of her bonus for the then-current fiscal year (as well as any accrued, earned and unpaid bonus from the preceding fiscal year); and (iii) reimbursement for the cost to Dr. Niklason to continue her and her family’s health insurance under COBRA for a period of 12 months. Each of the severance payments described above is subject to Dr. Niklason’s timely execution of a general release of potential claims against Humacyte and her compliance with her non-competition agreement.
In the event that Dr. Prichard’s employment is terminated without cause or she resigns for good reason, including Humacyte’s material breach of Dr. Prichard’s employment agreement or an uncured material adverse change in Dr. Prichard’s compensation, as each such term is defined in her employment agreement, Humacyte will be obligated to pay her (i) an amount equal to six months of her then-current base salary (payable in substantially equal installments on the same payroll schedule applicable to her immediately prior to the termination of her employment) and (ii) a pro rata portion, calculated per diem, of her bonus for the then-current fiscal year (as well as any accrued, earned and unpaid bonus from the preceding fiscal year). Each of the severance payments described above is subject to Dr. Prichard’s timely execution of a general release of potential claims against Humacyte and her compliance with her non-competition agreement.
For purposes of Drs. Niklason and Prichard’s employment agreements, the term “cause” generally includes: (a) the NEO’s death; (b) the NEO’s physical or mental disability that prevents her from performing the essential functions of her duties satisfactorily for a period of 180 within any year; (c) any act or omission of the NEO’s constituting knowing and willful misconduct; (d) gross negligence; (e) fraud, misappropriation, embezzlement; (f) conviction of a non-traffic related felony; (g) violation of the Company’s conflict of interest policy or engaging in competitive business activities in violation of the relevant employment agreement; or (h) the NEO’s material breach of the relevant employment agreement or of the relevant non-competition agreement to which such NEO is a party.
For purposes of Drs. Niklason and Prichard’s employment agreements, the term “good reason” generally includes: (a) the Company’s material breach of the relevant employment agreement; (b) a material adverse change, by the Company without the NEO’s consent, in or to the NEO’s salary, expense reimbursement rights, bonus eligibility, authority or responsibilities, provided that NEO’s may only terminate for good reason if the Company fails to cure within a specified time period.
The severance benefits that our NEOs may be entitled to receive under these agreements, as well as other benefits that our NEOs may be entitled to receive under other plans, may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Section 4999 of the Code. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the relevant NEO to receive a greater net after-tax amount than the NEO would receive absent a reduction.
Changes to Named Executive Officer Compensation in Connection with the Merger
Humacyte has historically granted stock options with exercise prices that are equal to the fair market value of its common stock on the date of grant as determined by the Board. The exercise price of all stock options granted after the closing of the Merger are equal to the fair market value of shares of Humacyte common stock on the date of grant.

Outstanding Equity Awards as of December 31, 2021
The following table provides information regarding outstanding stock options held by our NEOs as of December 31, 2021. All awards in the table below that were granted prior to July 2015 were granted under the 2005 Plan, awards granted subsequent to such date but prior to the closing of the Merger were granted under the 2015 Plan and awards granted following the Merger were granted under the Humacyte, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”), each as described in more detail under “— Equity Incentive and Other Compensation Plans” below.

Name	Grant date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Laura E. Niklason	11/22/2013	262,596	—	1.19	11/22/2023
	09/01/2015	13,129	—	2.56	09/01/2025
	03/09/2016	157,558	—	2.56	03/09/2026
	09/14/2016	262,596	—	3.44	09/14/2026
	04/12/2018	131,298	—	6.54	04/12/2028
	12/14/2020	525	2,100	10.28	12/14/2030
	01/14/2021	437,660	875,324	10.28	01/14/2031
Rajiv Shukla(2)	10/13/2021	—	13,000	10.03	10/13/2031
Heather Prichard	12/14/2012	6,564	—	1.15	12/14/2022
	11/22/2013	78,779	—	1.19	11/22/2023
	12/11/2015	78,779	—	2.56	12/11/2025
	04/12/2018	157,557	—	6.54	04/12/2028
	12/14/2020	525	2,100	10.28	12/14/2030
Jeffrey H. Lawson	12/11/2015	90,595	—	2.56	12/11/2025	(3)
	12/15/2016	65,648	—	3.44	12/15/2026	(3)
	04/12/2018	118,168	—	6.54	04/12/2028	(3)
	06/28/2018	1,194,815	—	8.48	06/28/2028	(3)
	12/14/2020	525	—	10.28	12/14/2030	(3)(4)
___________________________

(1)All options granted to Humacyte’s named executive officers (other than Mr. Shukla) that are reported in this table vest annually in three equal installments commencing on the first anniversary of the applicable vesting commencement date, except for the options granted on December 14, 2020, which vest as follows: (i) one-fifth on the first anniversary of the vesting commencement date, (ii) two-fifths in equal installments over a period of 24 months commencing on the first anniversary of the vesting commencement date, (iii) one-fifth upon the submission of a BLA and (iv) one-fifth upon FDA approval of one of Humacyte’s product candidates. The vesting commencement date for each option award is the same as the applicable grant date, except that (i) the vesting commencement date for the option award granted to Dr. Lawson on December 11, 2015 is October 1, 2015 and (ii) the vesting commencement date for the option award granted to Dr. Niklason on January 14, 2021 is November 9, 2020. The vesting of the options may be accelerated in connection with certain corporate transactions, which generally include certain change in control transactions and are more fully described in the applicable incentive plan.
(2)Reflects an option to purchase 13,000 shares of Humacyte common stock, which was granted in October 2021 in connection with Mr. Shukla’s service as a director following the Merger. This option vests on the following schedule: (i) one-fourth on the first anniversary of the vesting commencement date and (ii) 1/36 on the 13th of each month thereafter through October 13, 2025. For additional information regarding Humacyte’s non-employee director compensation, see “—Director Compensation” below.

(3)In connection with Dr. Lawson’s severance arrangements, Dr. Lawson received an extension of time until November 26, 2022 to exercise his outstanding options that were vested as of the Separation Date.
(4)Awards that were unvested as of the Separation Date were forfeited.
Equity Incentive and Other Compensation Plans
Bonus Plan
The Humacyte, Inc. Annual Bonus Plan (the “Bonus Plan”) became effective upon the completion of the Merger. The Bonus Plan is administered by the Compensation Committee and will remain in effect until terminated by the Board.
The Bonus Plan allows the Compensation Committee to grant cash incentive awards to eligible employees, including the named executive officers. Awards may, but need not, be subject to performance goals established by the Compensation Committee in its sole discretion, and such performance goals may be on the basis of any factors the Compensation Committee determines relevant, and may be on an individual, divisional, business unit, segment or company-wide basis. The performance goals may differ from participant to participant and from award to award. The Compensation Committee will have sole discretion to determine the extent to which performance goals have been satisfied and the actual award payout based on such performance.
The Compensation Committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award payout. The actual award payout may be below, at or above a participant’s target award, in the Compensation Committee’s discretion. The Compensation Committee may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and is not required to establish any allocation or weighting with respect to the factors it considers.
Actual award payouts will be made in a cash lump sum as soon as practicable after the end of the particular performance period, but in no event later than March 15 of the calendar year immediately following the calendar year in which the applicable performance period ends. Participants will generally be required to remain continuously employed through the payment date in order to receive their actual award payout, unless otherwise determined by the Compensation Committee.
The Board has the authority to amend, suspend or terminate the Bonus Plan at any time and for any reason, provided that such change may not materially and adversely affect a participant’s rights with respect to any earned bonus that has been paid. The Compensation Committee and the Board have the authority to amend or terminate any target award granted under the Bonus Plan at any time and for any reason.
2021 Plan
The 2021 Plan became effective as of the consummation of the Merger. Humacyte is authorized to grant equity and cash incentive awards to eligible service providers under the 2021 Plan. The 2021 Plan replaced the 2015 Plan on the date the 2021 Plan became effective, except that any awards previously granted under the 2015 Plan remained in effect pursuant to their original terms (other than with respect to the adjustment required under the Merger Agreement to reflect the Merger). No additional awards may be granted under the 2015 Plan.
Authorized Shares
We initially reserved a pool of shares of common stock for issuance under the 2021 Plan equal to 7,725,253 shares. Such aggregate number of shares will automatically increase on January 1 of each year commencing on January 1, 2022, in an amount equal to 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding year, unless the Board acts prior to January 1 of a given year to provide that the increase for such year will be a lesser number. In December 2021, the Board determined not to increase the number of shares of common stock. available for grant under the 2021 Plan. Subject to the maximum aggregate number of shares that may be issued pursuant to all awards (the “Share Reserve”), the maximum aggregate number of shares which may be issued pursuant to the exercise of incentive stock options (“ISOs”) is 700,000,000 shares (the “ISO Limit”). The purpose of the ISO Limit is to comply with section 422 of the Code so that the 2021 Plan does not reach the ISO Limit before the Share Reserve by reason of shares being added back to the 2021 Plan as described below.
Shares issued under the 2021 Plan will include authorized but unissued or reacquired shares of common stock. Any shares of common stock underlying any awards that are (i) forfeited, cancelled, or reacquired by Humacyte prior to vesting, (ii) that expire, (iii) that are paid out in cash rather than shares, (iv) are tendered or withheld in payment of an award exercise or purchase price, (v) are tendered or withheld in satisfaction of tax withholding obligations with respect to an award or (vi) are not issued upon net settlement of a stock appreciation, will be added back to the shares of common stock available for issuance. The shares underlying any award granted under the 2015 Plan that are forfeited, cancelled or reacquired by Humacyte prior to vesting, that expire or that are paid out in cash rather than shares will become available for grant and issuance under the 2021 Plan. Any shares that are added back to the 2021 Plan for any reason may not be issued pursuant to ISOs. Shares underlying any substitute awards that Humacyte grants to employees, directors or consultants of a business that is acquired by Humacyte will not count against the number of shares reserved for issuance under the 2021 Plan.
Plan Administration
The Board administers the 2021 Plan and is authorized to delegate any or all of its powers under the 2021 Plan to one or more committees. The Board or the committee administering the 2021 Plan is referred to herein as the “administrator.” The Board is permitted to delegate to one or more officers the power to grant awards to its employees and officers, subject to certain limitations.
Awards
Under the 2021 Plan, the administrator has the authority to award nonstatutory stock options and ISOs, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), unrestricted stock, performance awards and other forms of awards. All awards will be granted pursuant to an award agreement. Awards other than ISOs can be granted to employees, directors and consultants, but ISOs can only be granted to employees.
The administrator has the authority to set the terms of all awards. In particular, the administrator is authorized to determine the service-based or performance-based vesting criteria applicable to awards granted under the 2021 Plan, as set out in the award agreement. The award agreement will also specify any circumstances under which awards may be forfeited.
The value of all awards awarded under the 2021 Plan and all other cash compensation paid by Humacyte to any non-employee director on the Board in any calendar year for service as a non-employee director shall not exceed $750,000, or $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board.
Options and SARs. With respect to options and SARs, the administrator will determine the exercise price applicable thereto within the terms and conditions of the plan, provided that the exercise price per share subject to an option or SAR cannot be less than 100% of the fair market value of our common stock on the date of grant (however, an option may be granted with an exercise price lower than 100% of the fair market value on the date of grant of such award if such award is granted as a substitution for an option or SAR in accordance with the provisions and requirements of Section 409A and, if applicable, 424 of the Code). The administrator also has authority to determine the term of stock options and SARs granted under the 2021 Plan, up to a maximum of 10 years. The administrator may, but is not required to, permit a grantee to exercise any part or all of his or her stock options prior to full vesting. Except as otherwise provided in an award agreement, if an optionholder terminates employment or service for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s employment or service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. Options generally terminate immediately upon the termination of an optionholder’s employment or service for cause. In no event may an option be exercised beyond the expiration of its term. Payment for shares issued upon the exercise of a stock option may be made either by certified or bank check, or such other means as the administrator may accept. Subject to the approval of the administrator, options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the administrator from time to time, including pursuant to broker-assisted exercise transactions and/or net exercise procedures. The 2021 Plan does not permit the repricing of options or SARs without stockholder approval.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by Humacyte may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Humacyte’s total combined voting power or that of any of Humacyte’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.
Restricted Stock. Except as otherwise provided in an award agreement, if a grantee of restricted stock terminates employment or service during the applicable restriction period, Humacyte has the right to repurchase all or part of the shares of restricted stock still subject to restriction from the grantee at the issue price or at another stated or formula price (or to require forfeiture if such shares were issued at no cost). Additionally, unless otherwise determined by the administrator, grantees of restricted stock are entitled to receive all dividends and other distributions paid with respect to their shares of restricted stock, subject to such terms and conditions as the administrator may determine.
Restricted Stock Units. An RSU may be settled in any form specified by the administrator in the restricted stock agreement, including but not limited to delivery of stock, cash, or a combination of cash and stock as deemed appropriate by the administrator. The administrator may, but need not, provide that grantees of RSUs will be paid or will accrue dividend equivalent payments on each date that dividends are paid with respect to Humacyte common stock prior to the settlement of their RSUs, subject to such terms and conditions as the administrator may determine. The treatment of any dividends or dividend equivalents shall be set forth in the RSU agreement at the time the award is granted.
Performance Awards. The 2021 Plan permits the grant of performance-based stock and cash awards that may vest or become earned and paid contingent upon the attainment of performance goals during a designated performance period, as determined by the administrator and set forth in the applicable award agreement. Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, subsidiaries, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices, and may be based on financial performance, achievement of strategic objectives, or any other organizational goals, all as determined by the administrator. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a designated performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by Humacyte achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of Humacyte by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under Humacyte’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the award agreement or the written terms of a performance award.
Other Awards. The Board may issue other forms of awards, which may, but are not required to be, valued in whole or in part by reference to, or otherwise based on, Humacyte common stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the fair market value at the time of grant) may also be granted. The Board will have sole and complete discretion to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of Humacyte (or the cash equivalent thereof) to be granted and all other terms and conditions of such other awards.
Under the 2021 Plan, awards generally are not transferable other than by will or the laws of descent and distribution, unless otherwise provided by the administrator. A grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before Humacyte will deliver stock certificates (or other consideration payable pursuant to the award) or otherwise recognize ownership of shares under an award.
Corporate Transactions and Recapitalizations
In the event of a corporate transaction (as defined in the 2021 Plan), each outstanding award will be treated as the administrator determines. The administrator has the right to (1) accelerate the vesting of any or all outstanding stock options and SARs, in whole or in part; (2) make non-forfeitable any or all outstanding restricted stock or RSUs, in whole or in part; or (3) cancel or redeem awards in exchange for cash or another form of consideration, including substitute awards in respect of the capital stock of a successor corporation, all subject to any limitations imposed by applicable law and provided that, if the fair market value of common stock on the date of the corporate transaction does not exceed the exercise price of any option or SAR, the administrator may cancel that option or SAR without any payment of consideration. The administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.
In the event a successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards pursuant to a corporate transaction, such awards shall have their vesting accelerate as to all shares subject to such awards (and any applicable right of repurchase fully lapse) immediately prior to the corporate transaction. In addition, in the event a successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards pursuant to a corporate transaction, the administrator will notify the grantee that such award will be exercisable for a period of time determined by the committee in its sole discretion, and such award will terminate upon the expiration of such period. Except as otherwise provided in an award agreement, in the event a successor or acquiring corporation (if any) assumes or replaces an option pursuant to a corporate transaction, and there is an involuntary termination (as defined in the award agreement) of the optionholder’s employment within the 30 days prior to the effective date of the corporate transaction or 12 months following such effective date, such option will vest in full.
Separately, in the event of a stock split or other change in the capital structure of Humacyte without the company’s receipt of consideration, the 2021 Plan provides for appropriate adjustments, as applicable, to the maximum number and class of shares reserved for issuance under the 2021 Plan, the ISO limit, and the class and number of shares and exercise price or purchase price of outstanding awards under the 2021 Plan.
Plan Amendment or Termination
The Board has the authority to amend, suspend, or terminate the 2021 Plan, although certain material amendments require the approval of the company’s stockholders, and amendments that would adversely affect the rights of any participant require the consent of that participant. In no event will any amendment increase the maximum number of shares of common stock with respect to which awards may be granted under the 2021 Plan without stockholder approval. No awards are permitted to be granted after August 24, 2031, and the 2021 Plan does not permit any awards to be granted while it is suspended or after it is terminated.
The administrator has the authority to amend, modify or terminate any outstanding award, but the grantee will be required to consent to such action unless the amendment, modification or termination would not materially and adversely affect the grantee’s rights under the 2021 Plan, the change is permitted in connection with specified corporate transactions or capitalization adjustments, or the change is required or advisable for Humacyte, the 2021 Plan or the award to satisfy applicable law or accounting standards.
ESPP
The Humacyte, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) became effective as of the consummation of the Merger. Under the ESPP, Humacyte is authorized to offer eligible employees the ability to purchase shares of Humacyte stock at a discount, subject to various limitations.
Administration
Subject to the terms and conditions of the ESPP, the ESPP administrator will have discretionary authority to administer and interpret the ESPP and to determine the terms and conditions of the offerings of common stock to be made under the ESPP. Subject to applicable laws and regulations, the ESPP administrator is authorized to delegate administrative tasks under the ESPP to an officer of Humacyte or other individual or group. Interpretations and constructions of the ESPP administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. No member of the Board or individual exercising administrative authority with respect to the ESPP will be liable for any action or determination made in good faith with respect to the ESPP.
Share Reserve
The initial maximum number of shares of Humacyte common stock authorized for sale under the ESPP is equal to 1,030,033 shares. Such aggregate number of shares may, subject to the approval of the Board, increase on January 1 of each year beginning January 1, 2022, but not after the 10 year anniversary of the effective date of the ESPP, in an amount equal to 1% of the total number of shares of Humacyte’s capital stock outstanding on December 31 of the preceding year, unless the Board acts prior to January 1 of a given year to provide that the increase for such year will be a lesser number. In December 2021, the Board determined not to increase the number of shares of common stock available for grant under the ESPP. In no event will the maximum aggregate number of shares available for issuance under the ESPP exceed 13,000,000 shares.
Eligibility
Employees eligible to participate in the ESPP for a given offering generally include employees who are employed by Humacyte or one of its designated subsidiaries on the first day of the offering, subject to any other eligibility requirements that the ESPP administrator may choose to impose (within the limits permitted by the Code).
Participation
Employees will enroll under the ESPP by completing an enrollment form permitting the deduction from their compensation of a whole percentage of their compensation during an offering, subject to a minimum of 1% and a maximum of 15%, or, to the extent permitted by the ESPP administrator for an offering, an employee may authorize a payroll deduction expressed as a flat dollar amount, subject to such terms, conditions and limits as may be established by the ESPP administrator for such offering. Accumulated deductions will be credited to a notional account and applied to the purchase of shares on the exercise date of the offering.
However, an employee will not be permitted to participate in an offering if, immediately after the option to purchase stock in the offering were granted, the employee would own (or be deemed to own through attribution) 5% or more of the total combined voting power or value of all classes of stock of Humacyte, or of a subsidiary or parent company of Humacyte. In addition, a participant may not purchase more than 5,000 shares in each offering or any lesser maximum number determined by the ESPP administrator. A participant may not be granted an option that permits the participant’s rights to purchase shares of Humacyte common stock to accrue at a rate exceeding $25,000 in fair market value of such stock (determined at the time the option is granted) under the ESPP or any other employee stock purchase plan of Humacyte and its parent and subsidiary companies during any calendar year.

Offering
Under the ESPP, participants are offered the option to purchase shares of Humacyte common stock at a discount during offerings, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering be longer than 27 months in length.
The option price for an offering will generally be the lower of 85% of the closing trading price per share of Humacyte common stock on the first day of the offering or 85% of the closing trading price per share on the exercise date, which will occur on the last day of each offering.
Unless a participant has withdrawn from participation in the ESPP before the exercise date of the applicable offering, the participant will be deemed to have exercised the participant’s option in full as of such exercise date. Upon exercise, the participant will purchase the number of whole shares that the participant’s accumulated payroll deductions will buy at the option price, subject to the participation limitations listed above.
A participant may cancel his or her payroll deduction authorization and withdraw from the offering at any time prior to the end of the offering. Upon withdrawal, the participant will receive a refund of the participant’s notional account balance in cash without interest. If a participant withdraws from an offering, the participant may not later re-enroll in the same offering, but the participant may (if eligible) enroll in any later offering under the ESPP. If a participant wants to increase or decrease the rate of payroll withholding, the participant may do so effective for the next offering by submitting a new enrollment form before the offering for which such change is to be effective.
A participant may not transfer any rights under the ESPP other than by will or the laws of descent and distribution. During a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. The ESPP is unfunded, and all funds received by Humacyte under the ESPP may be combined with other corporate funds and used for any corporate purpose, unless otherwise required by applicable law.
Adjustments
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off, or other similar change in capitalization or event, or any dividend or distribution to holders of Humacyte common stock other than an ordinary cash dividend, we will proportionately adjust the number and class of shares approved under the ESPP, the option price for an offering, and the maximum number of shares which a participant may elect to purchase in any single offering. In connection with a reorganization event (as defined in the ESPP), the ESPP administrator may take any of the following actions, or do any combination thereof: (i) determine that each outstanding option will be assumed or an equivalent option substituted by the acquiring or successor corporation (or an affiliate thereof); (ii) upon written notice to participants, provide that all outstanding options will become exercisable to the extent of accumulated payroll deductions as of a specified date that is more than 10 days before the effective date of the applicable reorganization event; (iii) upon written notice to participants, provide that all outstanding options will be cancelled and accumulated payroll deductions will be returned to participants; (iv) if the applicable transaction provides for cash payments to the holders of Humacyte common stock, provide for cash payments to participants in amounts based on the per-share amount of such cash payments to the stockholders; or (v) if Humacyte is liquidated or dissolved, provide that options to purchase stock under the ESPP will convert into the right to receive the liquidation proceeds (net of the option price).
Amendment and Termination
The ESPP administrator may amend, suspend or terminate the ESPP at any time. However, if the terms of the ESPP are amended to increase the number of shares approved for the ESPP or in a manner that would require stockholder approval under the rules of Nasdaq, other relevant listing authority or to qualify as an “employee stock purchase plan” under Section 423(b) of the Code, the ESPP administrator may not amend the ESPP without obtaining stockholder approval within 12 months before or after the date such amendment is adopted.

2015 Omnibus Incentive Plan
Humacyte’s 2015 Plan was adopted by the Board and approved by its stockholders on July 10, 2015 and July 29, 2015, and amended on February 23, 2018 and June 6, 2018. The 2015 Plan replaced and terminated the 2005 Plan on the date the 2015 Plan was approved by Humacyte’s stockholders, except that any awards previously granted under the 2005 Plan remained in effect pursuant to their terms. The 2015 Plan allowed the Humacyte Board to make equity incentive awards to Humacyte’s employees, directors, and consultants. Humacyte has not granted and will not grant any additional awards under the 2015 Plan, as of the effective date of the 2021 Plan. Any awards previously granted under the 2015 Plan and outstanding as of the effective date of the Merger were adjusted to reflect the Merger as set forth in the Merger Agreement, but otherwise remain in effect pursuant to their original terms.
Authorized Shares
The maximum aggregate number of shares of Humacyte common stock that could be issued under the 2015 Plan was 7,090,200 shares, and the maximum aggregate number of shares which could be issued thereunder pursuant to ISOs was 7,090,200 shares, with both share figures adjusted for the Exchange Ratio of approximately 0.26260 as defined in the Merger Agreement.
Shares issued under the 2015 Plan included authorized but unissued or reacquired shares of Humacyte common stock. The shares of common stock underlying any awards that were forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise or purchase price or tax withholding, reacquired by Humacyte prior to vesting, or that expired were added back to the shares of common stock available for issuance under the 2015 Plan. Shares underlying any award issued under the 2005 Plan that remained outstanding after the termination of the 2005 Plan could be returned to the 2015 Plan.
Subject to certain adjustments, the following limits applied to awards granted to any individual in the same fiscal year: (i) in the case of awards that were settled in shares, the maximum aggregate number of shares with respect to which awards may be granted (other than stock options or SARs) was three million, (ii)the maximum aggregate number of shares subject to options was five million, (iii) the maximum aggregate number of shares subject to SARs was three million, (iv) in the case of awards that were settled in cash based on the fair market value of Humacyte common stock, the maximum aggregate amount of cash that could be paid was equal to the per share fair market value of the relevant vesting, payment or settlement date, multiplied by the number of shares described in the preceding clause, and (v) in the case of all awards other than those described in (iv), the maximum aggregate amount of cash and other property (valued at its fair market value) other than shares that could be paid or delivered was $5 million.
Plan Administration
The Board administers the 2015 Plan and may delegate any or all of its powers under the plan to one or more of its committees. The Humacyte Board or committee administering the plan is referred to as the administrator. The Humacyte Board could also delegate to one or more of Humacyte’s officers the power to grant awards to its employees, directors and officers, subject to certain limitations. Subject to the terms of the 2015 Plan, the Humacyte Board had the authority to set the terms of all awards.
Awards
The administrator could grant awards under the 2015 Plan of nonstatutory and ISOs, SARs, restricted stock, RSUs, unrestricted stock awards and cash incentive awards. All awards were granted pursuant to an award agreement. Awards other than ISOs could be granted to employees, directors and consultants. ISOs could only be granted to employees.
The administrator determined the exercise price for a stock option or SAR within the terms and conditions of the 2015 Plan, provided that the exercise price per share subject to an option or SAR could not be less than 100% of the fair market value of Humacyte common stock on the date of grant. Options and SARs granted under the 2015 Plan become exercisable at the rate specified by the administrator in the award agreement. The award agreement specifies circumstances under which awards may be forfeited. The administrator determined the term of stock options and SARs granted under the 2015 Plan, up to a maximum of 10 years. An award agreement could permit a grantee to exercise any part or all of his or her stock options or SARs prior to full vesting. Any unvested shares received pursuant to such an exercise may be subject to a repurchase right in favor of Humacyte or to any other restriction the administrator determines to be appropriate.
Any shares of Humacyte’s common stock awarded under any restricted stock award agreement may be subject to forfeiture to Humacyte in accordance with a vesting schedule determined by the administrator and award agreements for restricted stock and RSUs will be subject to restrictions imposed by the administrator, as it deems appropriate. Generally, if a grantee of restricted stock terminates employment or service during the applicable restriction period, Humacyte has the right to repurchase all or part of the shares of restricted stock still subject to restriction from the grantee at the issue price or at another stated or formula price.
Corporate Transactions
The 2015 Plan provided that in the event of specified corporate transactions (which consist of certain change in control transactions), each outstanding award would be treated as the administrator determines. The administrator could (1) accelerate the vesting of any or all outstanding stock options and SARs, in whole or in part; (2) make non-forfeitable any or all outstanding restricted stock or RSUs, in whole or in part; or (3) cancel or redeem awards in exchange for cash or another form of consideration, including substitute awards in respect of the capital stock of a successor corporation.
Humacyte’s stock option agreements generally provide for accelerated vesting of the unvested portions of any option award in the event of an involuntary termination (as such term is defined in the relevant stock option agreement) of a grantee’s employment during the period that commences 30 days prior to the effective date of a corporate transaction and that ends 12 months following the effective date of such transaction.
Additionally, the number and class of securities available under the 2015 Plan was, and the exercise price per share of each stock option or SAR and the repurchase price per share for each restricted stock award or RSU award are, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization.
2005 Stock Plan
Humacyte’s 2005 Plan was adopted by the Board and approved by its stockholders in June 2005. The 2005 Plan generally allowed the Humacyte Board to make equity-based incentive awards to Humacyte’s employees, officers, directors, and consultants. The maximum aggregate number of shares of Humacyte common stock that could be issued under the 2005 Plan was 2,198,504 shares, as adjusted for the Exchange Ratio of approximately 0.26260 as defined in the Merger Agreement. The 2015 Plan replaced the 2005 Plan on the date the 2015 Plan was approved by Humacyte’s stockholders, except that any awards previously granted under the 2005 Plan remained in effect pursuant to their terms.
Plan Administration
The 2005 Plan is administered by the Board. The Board could also delegate to one or more of Humacyte’s officers the power to grant awards to other employees and officers. Subject to the terms of the 2005 Plan, the Board had the authority to fix the terms of all awards.
Awards
Under the 2005 Plan, Humacyte could grant awards of nonstatutory and ISOs, performance shares, restricted stock, SARs, dividend equivalent awards, and other stock-based awards to employees, directors, officers and consultants. ISOs could only be granted to employees. All awards were granted pursuant to an award agreement.
The Board determined the exercise price for a stock option, within the terms and conditions of the 2005 Plan, provided that the exercise price of an ISO could not be less than the fair market value of Humacyte’s common stock on the date of grant.

Corporate Transactions
The 2005 Plan provided that, subject to certain accounting considerations, in the event of a change in control (as defined in the 2005 Plan), the Board could, in its sole discretion at any time upon the occurrence of a change in control, determine that all or a portion of a participant’s outstanding options would become fully exercisable, and all or a portion of the restrictions on outstanding awards would lapse. Upon the occurrence of any transaction or event not constituting a change in control but which the Board deemed to be, or to be reasonably likely to lead to, an effective change in control, the Board could, in its sole discretion, declare all outstanding options to be fully exercisable and all restrictions on all outstanding awards to have lapsed as of such date as it might, in its sole discretion, declare, which could have been on or before the consummation of the transaction or event. The Board could also, in its sole discretion at any time, determine that all or a portion of a grantee’s options would become fully or partially exercisable and that all or a part of the restrictions on all or portion of the outstanding awards would lapse as of the date that the Board might, in its sole discretion, declare.
401(k) Plans
Humacyte maintains two 401(k) retirement savings plans (“the 401(k) Plans”), for its employees, including the named executive officers, who satisfy certain eligibility requirements. The 401(k) Plans are intended to qualify as tax-qualified plans under Section 401(k) of the Code. The named executive officers are eligible to participate in the 401(k) Plans on the same basis as Humacyte’s other employees. The Code allows eligible employees to contribute, on a pre-tax basis, a portion of their salary, within prescribed limits, through contributions to the 401(k) Plans. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Humacyte matches employee contributions up to 4% of each employee’s compensation.
Director Compensation

The following table sets forth information regarding compensation paid to Humacyte’s non-employee directors during 2021. Prior to the Merger, Legacy Humacyte provided an annual cash retainer of $50,000 for each of its non-employee directors. Following the closing of the Merger, our Board adopted a director compensation policy that provides for an annual cash retainer of $50,000 for each of our non-employee directors and an additional cash retainer of (i) $25,000 for the chair of the Board, (ii) $7,500 for the chair of the audit committee and (iii) $5,000 for the chair of each of the nominating and governance committee and the compensation committee. In addition, our director compensation policy provides for an annual equity grant consisting of (i) an option to purchase 13,000 shares of our common stock for newly appointed directors and (ii) an option to purchase 8,500 shares of our common stock for continuing directors. Compensation paid to Mr. Shukla in connection with his service on the Board is outlined above in “— Summary Compensation Table.”
A director who is also a Humacyte employee receives no additional compensation for his or her service as a director. Drs. Niklason and Lawson did not receive any additional compensation for serving as a director in 2021. None of the AHAC directors prior to the Merger received any compensation for service on the board of directors of AHAC.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2) (3)	Total ($)
Gordon M. Binder	17,255	98,159	115,414
Emery N. Brown	17,255	98,159	115,414
Michael T. Constantino	19,844	98,159	118,003
Brady W. Dougan	50,000	64,181	114,181
Todd M. Pope	18,981	98,159	117,140
Kathleen Sebelius	58,628	64,181	122,809
Max Wallace	51,726	64,181	115,907
Susan Windham-Bannister	17,255	98,159	115,414
Dale A. Sander(4)	12,500	—	12,500
Robert Anderson(5)	32,745	—	32,745
Carrie S. Cox(6)	32,745	—	32,745
Robert Langer(7)	32,745	—	32,745
___________________________
(1)Fees earned or paid in cash have been prorated to reflect (i) the portion of the year during which each director served on the Board and (ii) the additional cash retainers provided for in our director compensation policy that was adopted following the Merger.
(2)The amount reported here does not reflect the actual economic value that may be realized by the director. In accordance with SEC rules, this amount represents the grant date fair value of the option award, calculated in accordance with Accounting Standards Update 2018-07, “Compensation — Stock Compensation (Topic 718).” For additional information regarding the assumptions used in calculating the grant date fair value of the stock options reported in this table, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Stock-Based Compensation” in our Annual Report.
(3)As of December 31, 2021, the following non-qualified stock option awards held by our directors were outstanding: (i) options held by Mr. Binder to acquire 13,000 shares of common stock, (ii) options held by Dr. Brown to acquire 13,000 shares of common stock, (iii) options held by Mr. Constantino to acquire 13,000 shares of common stock, (iv) options held by Mr. Dougan to acquire 38,697 shares of common stock, (v) options held by Mr. Pope to acquire 13,000 shares of common stock, (vi) options held by Ms. Sebelius to acquire 64,957 shares of common stock, (vii) options held by Mr. Wallace to acquire 45,261 shares of common stock, (viii) options held by Dr. Windham-Bannister to acquire 13,000 shares of our common stock (ix) options held by Mr. Sander to acquire 452,975 shares of our common stock, (x) options held by the estate of Dr. Anderson to purchase 36,761 shares of our common stock and (xi) options held by Dr. Langer to purchase 36,761 shares of our common stock. Ms. Cox did not hold any options to purchase shares of our common stock as of December 31, 2021.
(4)Mr. Sander served as a member of the board of directors of Legacy Humacyte in 2021 until the closing of the Merger. Mr. Sander received $12,500 in connection with his service on the Board prior to becoming an employee of Humacyte in May 2021. The above table does not include compensation paid to Mr. Sander as an employee of Humacyte or pursuant to a consulting agreement between Humacyte and Mr. Sander that was effective from January 2021 through April 2021.
(5)Dr. Anderson served as a member of the board of directors of Legacy Humacyte in 2021.
(6)Ms. Cox served as a member of the board of directors of Legacy Humacyte in 2021 until the closing of the Merger.
(7)Dr. Langer served as a member of the board of directors of Legacy Humacyte in 2021 until the closing of the Merger.

Securities Authorized for Issuance under Equity Incentive Plans
The following table presents information as of December 31, 2021, with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	($)(b)	(c)
Equity Compensation Plans approved by security holders(1)	6,711,192	$ 7.48	7,418,937
Equity Compensation Plans not approved by security holders	—	—	—
Total	6,711,192	7.48	7,418,937
___________________________
(1)Includes the 2021 Plan, the 2015 Plan and the 2005 Plan.
For more information regarding our equity compensation plans, see Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report. In December 2021, the Board determined not to increase the number of shares of common stock available for grant under the 2021 Plan or the ESPP.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2022:
•each person known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
The beneficial ownership of shares of common stock is calculated based on 103,004,572 shares of Humacyte common stock outstanding as of March 31, 2022.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	%
Directors and Executive Officers of Humacyte
Laura E. Niklason(2)	23,406,682	22.4
Dale A. Sander(3)	188,497	*
Heather Prichard(4)	325,047	*
Jeffrey H. Lawson(5)	1,477,103	1.4
Brady W. Dougan(6)	23,406,682	22.4
Emery N. Brown	—	—
Kathleen Sebelius(7)	56,457	*
Rajiv Shukla(8)	1,964,789	1.9
Max Wallace(9)	86,747	*
Susan Windham-Bannister	—	—
Gordon M. Binder	—	—
Michael T. Constantino	2,500	*
Todd M. Pope	—	—
All Directors and Executive Officers of Humacyte as a Group (14 Individuals)	26,392,528	25.0

Five Percent Holders
Ayabudge LLC(10)	20,452,504	19.9
Fresenius Medical Care Holdings, Inc.(11)	18,312,735	17.8
The GYF Trust(12)	8,942,078	8.7
___________________________
* Less than one percent.

(1)Unless otherwise noted, the business address of each of the following entities and individuals is 2525 East North Carolina Highway 54, Durham, North Carolina 27713.
(2)Consists of (i) 1,148,240 shares of common stock held by Dr. Niklason, (ii) 1,265,580 shares of common stock subject to options exercisable within 60 days of March 31, 2022 held by Dr. Niklason, (iii) 510,161 shares of common stock held by Mr. Dougan, (iv) 30,197 shares of common stock subject to options exercisable within 60 days of March 31, 2022 held by Mr. Dougan, and (v) 20,452,504 shares of common stock held by Ayabudge LLC. Dr. Niklason is married to Mr. Dougan and Mr. Dougan has sole voting and dispositive power over the shares held by Ayabudge LLC. By virtue of these relationships, Dr. Niklason may be deemed to share beneficial ownership of the securities held of record by Mr. Dougan and Ayabudge LLC.
(3)Consists of 188,497 shares of common stock subject to options exercisable within 60 days of March 31, 2022.
(4)Consists of (i) 2,625 shares of common stock and (ii) 322,422 shares of common stock subject to options exercisable within 60 days of March 31, 2022.
(5)Consists of (i) 7,877 shares of common stock and (ii) 1,469,226 shares of common stock subject to options exercisable within 60 days of March 31, 2022. On December 23, 2021, Humacyte and Dr. Lawson mutually agreed to end Dr. Lawson’s employment with Humacyte, effective December 31, 2021. Dr. Lawson also resigned from the Board, effective December 31, 2021.
(6)Consists of (i) 510,161 shares of common stock held by Mr. Dougan, (ii) 30,197 shares of common stock subject to options exercisable within 60 days of March 31, 2022 held by Mr. Dougan, (iii) 1,148,240 shares of common stock held by Dr. Niklason, (iv) 1,265,580 shares of common stock subject to options exercisable within 60 days of March 31, 2022 held by Dr. Niklason, and (v) 20,452,504 shares of common stock held by Ayabudge LLC. Mr. Dougan is married to Dr. Niklason and Mr. Dougan has sole voting, and dispositive power over the shares held by Ayabudge LLC. By virtue of these relationships, Mr. Dougan may be deemed to share beneficial ownership of the securities held of record by Dr. Niklason and Ayabudge LLC.
(7)Consists of 56,457 shares of common stock subject to options exercisable within 60 days of March 31, 2022.
(8)Consists of (i) 1,814,789 shares of common stock and (ii) Warrants to purchase 150,000 shares of common stock exercisable within 60 days of March 31, 2022.
(9)Consists of (i) 49,986 shares of common stock and (ii) 36,761 shares of common stock subject to options exercisable within 60 days of March 31, 2022.
(10)Mr. Dougan has sole voting and dispositive power over the shares held by Ayabudge LLC. Ayabudge LLC has pledged 18,930,004 shares to certain lenders in connection with a financing arrangement.
(11)Based on a Schedule 13D filed by Fresenius Medical Care Holdings, Inc. and Fresenius Medical Care AG & Co. KGaA on September 2, 2021. The business address of Fresenius Medical Care Holdings, Inc. is 920 Winter Street, Waltham, Massachusetts 02451.
(12)Based on a Schedule 13G filed by PTC Trustees GY Limited, as trustee of The GYF Trust, and Gavril Abramovich Yushvaev on September 8, 2021. Gavril Abramovich Yushvaev has sole voting and dispositive power over the shares held by PTC Trustees GY Limited. The address of the business office of PTC Trustees GY Limited as Trustee of The GYF Trust is 37 Metochiou Street, Agios Andreas, 1101 Nicosia, Cyprus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Upon consummation of the Merger, the Board adopted a written Related Person Transactions Policy that sets forth Humacyte’s policies and procedures regarding the notification, review, approval, ratification and disclosure of “related person transactions.” For purposes of Humacyte’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Humacyte or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has or will have a direct or indirect material interest.
Transactions involving compensation for services provided to Humacyte as an employee or director will not be considered related person transactions under this policy. A “related person” is any executive officer, director, nominee to become a director, a holder of more than 5% of any class of Humacyte’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons, and any entity that employs any of the foregoing persons, of which any of the foregoing persons is a general partner, officer or serves in a similar position, or in which any of the foregoing persons has a 10% percent or greater beneficial ownership interest.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Humacyte’s voting securities, any director or employee with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit Committee of the Board for review. To identify related person transactions in advance, Humacyte will rely on information supplied by its executive officers, directors and certain significant stockholders.
The Audit Committee will approve only those transactions that it determines are in Humacyte’s best interests. The transactions described below under the subheadings “Pre-Merger AHAC Related Party Transactions” and “Legacy Humacyte Related Party Transactions” were entered into prior to the adoption of the Related Person Transactions Policy.
Humacyte Related Party Transactions
Investor Rights and Lock-up Agreement
At the effective time of the Merger (the “Effective Time”), Humacyte and certain of the stockholders of Humacyte and Legacy Humacyte entered into an Investor Rights and Lock-up Agreement (the “Investor Rights and Lock-up Agreement”), pursuant to which, among other things, such stockholders (i) agreed not to effect any sale or distribution of any shares held by any of them during the one-year lock-up period described therein, subject to certain exceptions described below, and (ii) were granted certain registration rights with respect to certain shares of securities held by them. Pursuant to the Investor Rights and Lock-up Agreement, the Sponsor and certain directors of AHAC prior to the Merger have, for a period of 10 years, unless such stockholders cease to collectively own at least 5% of our common stock at an earlier date, the right to designate, and the Board will nominate, one individual for election to the Board. In connection with the closing of the Merger, these stockholders designated Rajiv Shukla for election to the Board.
If the volume weighted average price (“VWAP”) of Humacyte common stock on Nasdaq, or any other national securities exchange on which the common stock is then traded, is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period following the closing of the Merger, then, commencing at least 180 days after the closing of the Merger, the lock-up period shall be deemed to have expired with respect to 50% of the shares of common stock held by each party subject to the Investor Rights and Lock-up Agreement. The lock-up period shall not apply to any shares purchased in the PIPE Investment by parties to the Investor Rights and Lock-up Agreement.

The foregoing description of the Investor Rights and Lock-up Agreement is subject to and qualified in its entirety by reference to the full text of the form of Investor Rights and Lock-up Agreement, a copy of which is attached as Exhibit 4.3 to our Annual Report, and the terms of which are incorporated herein by reference.
Lock-up Agreement
At the Effective Time, certain stockholders and option holders of Legacy Humacyte who did not enter into the Investor Rights and Lock-up Agreement entered into a lock-up agreement (the “Lock-up Agreement”) restricting their ability to transfer their shares of Humacyte common stock. The Lock-up Agreement has substantially the same terms as the lock-up provision contained in the Investor Rights and Lock-up Agreement, described above.
The foregoing description of the Lock-up Agreement is subject to and qualified in its entirety by reference to the full text of the form of Lock-up Agreement, a copy of which is attached as Exhibit 10.1 to our Annual Report, and the terms of which are incorporated herein by reference.
Indemnification Agreements
In connection with consummating the Merger, Humacyte entered into customary indemnification agreements with the directors and executive officers of Humacyte following the Merger.
Pre-Merger AHAC Related Party Transactions
Founder Shares
On July 20, 2020, AHAC issued 2,875,000 shares of its Class B Common Stock to the Sponsor for $25,000, or approximately $0.01 per share (the “Founder Shares”). The Founder Shares included an aggregate of up to 375,000 shares that were subject to forfeiture if the over-allotment option granted to the underwriters in connection with AHAC’s initial public offering was not exercised by the underwriters in full. The over-allotment option was not exercised by the underwriters and therefore, as of December 31, 2020, 2,500,000 Founder Shares were issued and outstanding. Each Founder Share was converted into one share of Humacyte common stock at the closing of the Merger.
Promissory Note — Related Party
On July 1, 2020, AHAC issued an unsecured promissory note to the Sponsor, pursuant to which AHAC may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of AHAC’s initial public offering. This loan was non-interest bearing, unsecured, and due on the earlier of (a) March 31, 2021 or (b) the date on which AHAC completed the Initial Public Offering. As of December 31, 2020, AHAC had $95,136 in borrowings outstanding under the promissory note. The note was paid in full in January 2021 out of offering proceeds not held in the Trust Account.
Administrative Service Fee
AHAC agreed to pay an affiliate of the Sponsor a monthly fee of an aggregate of $10,000 for general and administrative services including office space, utilities and secretarial and administrative support. This arrangement terminated upon completion of the Merger. For the period July 1, 2020 through December 31, 2020, AHAC accrued $34,334 of administrative fees as a due to related party payable.
Underwriting Agreement
On September 22, 2020, the underwriters of AHAC’s initial public offering were paid an underwriting discount of 2.0% of the gross proceeds of the offering, or $2,000,000. In addition, the underwriters were entitled to a deferred underwriting fee of 3.5% of the gross proceeds of the initial public offering upon the completion of the Merger. The underwriters have agreed that up to 1% of the deferred underwriting fee may be re-directed to other member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”) that have provided services in connection with the identification and consummation of a business combination, in the sole discretion of AHAC; provided, that all such payments to other FINRA member firms may only be made if permitted under applicable law.
AHAC was permitted to reduce the deferred underwriting fee by up to 50% based on stockholders redeeming their shares for their pro-rata amount of the proceeds in the Trust Account; provided, however, that (a) the underwriters’ maximum deferred underwriting fee reduction based on stockholder redemptions would be 50% regardless of whether stockholder redemptions exceeded 50%; and (b) any sums paid to other advisors as discussed above, would be credited against the reduction of and added back to the deferred underwriting fee payable to the underwriters; and (c) under no circumstance would the deferred underwriting fee be less than 1.75% of the gross proceeds of the initial public offering. AHAC paid to the underwriters aggregate deferred underwriting fees of $2,446,902 upon consummation of the Merger.
Legacy Humacyte Related Party Transactions
PIPE Investment
In connection with the execution of the Merger Agreement, AHAC entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, and AHAC agreed to sell to the PIPE Investors, an aggregate of 17,500,000 shares of AHAC’s Class A common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $175 million, in the PIPE Investment. Such shares were issued immediately prior to the Effective Time.
The table below sets forth the number of shares of AHAC’s Class A common stock that were purchased by Legacy Humacyte’s related parties (which shares were converted into Humacyte common stock on a one-for-one basis at the closing of the Merger):

Related Person	Shares of Class A Common Stock	Cash Purchase Price
Ayabudge LLC	1,522,500	$15,225,000
Fresenius Medical Care Holdings, Inc.	2,500,000	$25,000,000
PTC Trustees GY Limited as Trustee of The GYF Trust	1,800,000	$18,000,000
AHAC is party to an engagement letter with Exos pursuant to which Exos acted as a private placement agent to AHAC in connection with the PIPE Investment. Exos received a $5.5 million fee upon the closing of the PIPE Investment. AHAC also agreed to indemnify Exos as is customary with respect to placement agent arrangements.
Brady Dougan, a member of Humacyte’s Board and the prior chairman of the Legacy Humacyte board of directors, is the founder and chief executive officer of Exos. Laura Niklason, Humacyte’s chief executive officer and president, is the spouse of Brady Dougan.
Stockholder Support Agreement
In connection with the execution of the Merger Agreement, certain Legacy Humacyte stockholders, who held 77.1% of Legacy Humacyte’s outstanding capital stock, entered into a support agreement pursuant to which they agreed to vote in favor of the Merger, among other items, at a meeting of Legacy Humacyte stockholders called to approve the Merger (or to act by written consent approving the Merger).
Other Transactions
Distribution Agreement with Fresenius Medical Care
In June 2018, Legacy Humacyte entered into a distribution agreement with Fresenius Medical Care, pursuant to which Fresenius Medical Care has the exclusive right to develop outside of the United States and EU and commercialize outside of the United States, among other things, our 6 millimeter x 42 centimeter HAV and all improvements thereto, and modifications and derivatives thereof (including any changes to the length, diameter, or configuration of the foregoing), referred to as the distribution product, for use in in vascular creation, repair and, replacement or construction (including renal replacement therapy for dialysis access, the treatment of vascular trauma, and the treatment of PAD, but excluding coronary artery bypass graft, pediatric heart surgery, or adhering pancreatic islet cells onto the outer surface of the distribution product for use in diabetic patients). For additional information regarding the terms of the distribution agreement, see “Business — Distribution” in our Annual Report.
Arrangements with Yale University
Legacy Humacyte made research gifts to Yale University of $500,000 in 2018, $422,000 in 2019 and $500,000 in 2020, for use toward research efforts in regenerative medicine. Legacy Humacyte also entered into three license agreements with Yale University and has made payments of license fees and other expenses to Yale, as described further in our Annual Report.
Employment Agreement with William Tente
On September 13, 2019, Legacy Humacyte entered into an employment agreement with William Tente, which provides for his at-will employment as our Chief Regulatory Officer. Mr. Tente’s employment agreement provided for an initial annual base salary of $319,300, to be reviewed by Humacyte from time to time. Mr. Tente is also eligible for consideration to receive an annual incentive bonus. The amount of any bonus will be established annually based on objectives determined by Humacyte and Mr. Tente, and awarded in the sole discretion of the Humacyte Board. In general, except in the event that Mr. Tente’s employment is terminated without cause or he resigns for good reason, Mr. Tente must remain employed on the date any annual incentive bonus is paid in order to receive such bonus.
In the event that Mr. Tente’s employment is terminated without cause or he resigns for good reason, including Humacyte’s material breach of Mr. Tente’s employment agreement or an uncured material adverse change in Mr. Tente’s compensation, as each such term is defined in his employment agreement, Humacyte will be obligated to pay him (i) an amount equal to six months of his then-current base salary (payable in substantially equal installments on the same payroll schedule applicable to her immediately prior to the termination of his employment) and (ii) a pro rata portion, calculated per diem, of his bonus for the then-current fiscal year (as well as any accrued, earned and unpaid bonus from the preceding fiscal year). Each of the severance payments described above is subject to Mr. Tente’s timely execution of a general release of potential claims against Humacyte and his compliance with his non-competition agreement.
Consulting Agreement with Dale Sander
In January 2021, Legacy Humacyte entered into a consulting agreement with Dale Sander. Under the consulting agreement, Legacy Humacyte paid Mr. Sander a consulting fee of $25,000 per month and reimbursed his reasonable and documented expenses. In connection with the entry into this consulting agreement, the Legacy Humacyte board of directors granted to Mr. Sander an option to purchase 183,817 shares of Humacyte common stock at an exercise price per share of $10.28. This consulting agreement was terminated effective as of April 29, 2021 simultaneous with Mr. Sander joining the Company as a full-time employee.
Policies and Procedures for Related Party Transactions
We have adopted a related party transaction policy under which our directors and executive officers, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of our Audit Committee, or other independent committee of the Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.
It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please submit your proxy over the internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form by mail so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting and proxy card.
The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

CONTACT INFORMATION FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares, please contact:
Investor Relations
Humacyte, Inc.
2525 East North Carolina Highway 54
Durham, North Carolina 27713
Telephone: (919) 313-9633
If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above. A copy of our Annual Report will be sent without charge to any stockholder who requests in writing, addressed to Investor Relations as described above. Our Annual Report is available at www.proxyvote.com. You also can obtain copies without charge on the SEC’s website at www.sec.gov.
VOTE BY

HUMACYTE, INC.
2525 E NC HIGHWAY 54
DURHAM, NC 27713

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on June 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/HUMA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84856-P74911 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**HUMACYTE, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of three Class I directors to serve until the 2025 annual meeting of stockholders. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Brady Dougan
02) Diane Seimetz
03) Max Wallace

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the selection of PricewaterhouseCoopers LLP by the Board of Directors as Humacyte, Inc.'s independent registered public accounting firm for the year ending December 31, 2022. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

D84857-P74911

**HUMACYTE, INC.**
**Annual Meeting of Stockholders**
**June 9, 2022 7:30 A.M. EDT**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) hereby appoint(s) Laura E. Niklason, Dale A. Sander and Kathleen Sebelius, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HUMACYTE, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 A.M. EDT on June 9, 2022, via live webcast at www.virtualshareholdermeeting.com/HUMA2022, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted in favor of electing the three nominees to the Board of Directors, in favor of Proposal 2, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.**

**Continued and to be signed on reverse side**